                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                             U. S. BANCORP
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

111 Southwest Fifth Avenue
Portland, Oregon 97204

DEAR SHAREHOLDERS:

    Enclosed with this letter is the formal notice of the annual meeting of shareholders of U. S. Bancorp to be held Tuesday, April 18, 1995, at 1:30 p.m., Pacific Time.

    At the meeting, the shareholders will be asked to elect directors, to approve an amendment to the U. S. Bancorp 1993 Stock Incentive Plan, and to approve the selection of independent auditors. In addition, the executive officers of U. S. Bancorp will report on the operations of U. S. Bancorp and will be available to respond to questions from shareholders.

    I hope you will be able to attend the meeting and if you do so, you may vote in person even if you have previously mailed in your Proxy form. Your interest and continued support are indeed appreciated.

                                          Sincerely yours,

                                          Gerry B. Cameron
                                          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                          OFFICER
                                           AND PRESIDENT

March 13, 1995

                                 U. S. BANCORP
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 18, 1995

    TO THE SHAREHOLDERS:

    The annual meeting of shareholders of U. S. BANCORP will be held on Tuesday, April 18, 1995, at 1:30 p.m., Pacific Time, at the Intermediate Theatre of the Portland Center for the Performing Arts, 1111 S.W. Broadway, Portland, Oregon for the following purposes:

    1. Electing directors for the ensuing year.

    2. Approving an amendment to the U. S. Bancorp 1993 Stock Incentive Plan.

    3. Approving the selection of independent auditors for U. S. Bancorp.

    4. Transacting such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on February 16, 1995, shall be entitled to vote at the meeting.

                                          By order of the Board of Directors
                                          CLIFFORD N. CARLSEN, Jr.
                                          SECRETARY

March 13, 1995

WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE
- - -- WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE
MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

DIRECTIONS TO:

    Portland Center for the Performing Arts -- Intermediate Theatre

    The entrance to the Intermediate Theatre is located on the east side of the Portland Center for the Performing Arts building between S.W. Broadway and Park Avenue and S.W. Main and S.W. Madison.

FROM 1-5 NORTH OR 1-84 EAST

    Follow 1-5 south to the "City Center/Oregon City" Exit. Follow the signs toward "City Center." After crossing the Morrison Bridge, follow S.W. Washington five blocks to S.W. Broadway. Turn left and go six blocks to S.W. Main. The Intermediate Theatre is on the right.

FROM 1-5 SOUTH

    Follow 1-5 north to 1-405. Follow 1-405 to "6th Ave." Exit. Continue north on S.W. 6th Avenue 11 blocks to S.W. Main. Turn left and travel one block to S.W. Broadway. The Intermediate Theatre is on the left.

FROM HIGHWAY 26 WEST (SUNSET)

    After going through the Vista Ridge Tunnel, follow signs to 1-405/St. Helens. Take the "Salmon St./ City Center" Exit. Continue on S.W. Salmon to S.W. Broadway. Turn right onto S.W. Broadway. The Intermediate Theatre is one block up on the right.

FROM HIGHWAY 26 EAST (ROSS ISLAND BRIDGE) OR HIGHWAY 99 EAST (MCLOUGHLIN  BLVD.)

    After crossing the Ross Island Bridge, follow signs to "Highway 26/Front Ave." Turn right onto S.W. Front and continue for six blocks to S.W. Taylor. Turn left and follow S.W. Taylor seven blocks to S.W. Broadway. Turn left onto S.W. Broadway. The Intermediate Theatre is two blocks up on the right.

    TRI-MET OPERATES AN EXCELLENT TRANSPORTATION NETWORK THROUGHOUT THE PORTLAND METROPOLITAN AREA WHICH INCLUDES BOTH BUS AND LIGHT RAIL (MAX) SERVICE. ALL BUS AND MAX RIDES ARE FREE WITHIN THE DOWNTOWN CORE (FARELESS SQUARE).

    PARKING, AT YOUR OWN EXPENSE, IS CONVENIENTLY LOCATED NEAR THE PORTLAND CENTER FOR THE PERFORMING ARTS.

                                 U. S. BANCORP
                           111 Southwest Fifth Avenue
                             Portland, Oregon 97204

                                PROXY STATEMENT
                 SOLICITATION, VOTING AND REVOCABILITY OF PROXY

    The enclosed Proxy is solicited on behalf of the Board of Directors of U. S. Bancorp, an Oregon corporation, for use at the annual meeting of shareholders to be held on Tuesday, April 18, 1995. The Proxy and Proxy Statement were mailed to shareholders on or about March 13, 1995.

    U. S. Bancorp will pay all soliciting costs that it incurs in connection with the annual meeting, including the cost of preparing and mailing the Proxy, Proxy Statement, 1994 Annual Report to Shareholders, Annual Report on Form 10-K for 1994, and any other materials furnished to the shareholders by U. S. Bancorp. Proxies will be solicited by use of the mails, and officers and other employees of U. S. Bancorp may also solicit Proxies by telephone or personal contact. Employees of U. S. Bancorp who may be engaged in the solicitation of Proxies will not receive additional compensation for such services. U. S.
Bancorp has also retained Beacon Hill Partners, Inc., to assist in the solicitation of Proxies, primarily from beneficial owners whose stock is held in the name of brokers, banks and other nominees, at an estimated fee of $5,000 plus reimbursement of expenses.

    When a Proxy in the enclosed form is properly executed and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified in the spaces provided on the form. If no instructions are specified, the shares will be voted (1) FOR the election of directors named in the Proxy; (2) FOR approval of an amendment to the U. S. Bancorp 1993 Stock Incentive Plan; and (3) FOR approval of the selection of independent auditors. Shareholders may expressly abstain from voting on proposals (2) and (3) by so indicating on the Proxy. An abstention with respect to proposal (2) will have the same effect as a vote against the proposal. Abstentions on the proposal for approval of selection of auditors will have no effect on the required vote for the proposal. Shares represented by duly executed and returned proxies of brokers or other nominees which are expressly not voted on any matter to be presented at the annual meeting ("broker nonvotes") will have no effect on the required vote on the matter.

    Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with the Secretary of U. S. Bancorp written notice of revocation or a duly executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the shareholder's Proxy and vote in person unless the shareholder wishes to do so. Written revocations or Proxies bearing a later date should be sent to First Chicago Trust Company of New York, Attention: Inspectors of Election, P. O. Box 8640, Edison, New Jersey 08818-9142.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    The only outstanding voting security of U. S. Bancorp is its $5 Par Value Common Stock ("Common Stock"). The record date for determining shareholders entitled to vote at the annual meeting is February 16, 1995, on which date there were 98,120,077 shares of Common Stock outstanding entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, including proxies reflecting broker nonvotes or abstentions as to one or more items, will constitute a quorum at the meeting. All references to shares of Common Stock and per share prices thereof in this Proxy Statement have been adjusted where appropriate to reflect stock splits and stock dividends. U. S. Bancorp also has outstanding 6,000,000 shares of 8 1/8% Cumulative Preferred Stock, Series A (the "Preferred Stock"), which are not entitled to vote at the annual meeting.

    The following persons are known by U. S. Bancorp to beneficially own more than 5% of the outstanding shares of Common Stock as of December 31, 1994:

                                                                                            Amount     Approximate
                                                                                         Beneficially  Percent of
Name and Address of Beneficial Owner                                                        Owned         Class
- - ---------------------------------------------------------------------------------------  ------------  -----------
Trust Group (1)
 United States National Bank of Oregon
 P. O. Box 3168
 Portland, Oregon 97208-9933...........................................................    10,932,689       11.14%
Joshua Green III (2)
 1425 Fourth Avenue
 Seattle, Washington 98101.............................................................     8,532,250        8.73%

- - ------------------------
(1) The Trust Group of United States National Bank of Oregon ("U. S. Bank of Oregon"), a wholly owned subsidiary of U. S. Bancorp, held the indicated shares as of December 31, 1994, in fiduciary capacities for various beneficiaries, including participants in the U. S. Bancorp Employee Investment Plan. The Trust Group has sole voting power as to 699,977 shares, shared voting power as to 118,031 shares, sole investment power as to 9,678,531 shares, and shared investment power as to 1,231,624 shares.

(2) Includes 125,302 shares owned by Mr. Green; 32,355 shares owned by Mr. Green's wife and daughter; 2,280,316 shares held by Joshua Green Corporation, of which Mr. Green is chairman and chief executive officer; 5,088,265 shares held by a limited partnership of which Joshua Green Corporation is the general partner; 575,181 shares held by various estates, trusts, and custodianships as to which Mr. Green has shared voting power and in which various family members of Mr. Green are beneficiaries; 391,231 shares held by a charitable foundation of which Mr. Green is president; and 39,600 shares subject to stock options that are currently exercisable or will become exercisable on or before March 1, 1995. Mr. Green owns 59% of the voting common stock of Joshua Green Corporation and has sole voting power over another 20% of such stock; accordingly, the other shareholders and directors of Joshua Green Corporation are not deemed to have shared voting and dispositive power over the shares of Common Stock beneficially owned by Joshua Green Corporation by reason of their capacities as such.

    The following table gives, as of December 31, 1994, certain information concerning the beneficial ownership of Common Stock by each of U. S. Bancorp's directors and nominees for director, by certain of U. S. Bancorp's executive officers and by U. S. Bancorp's present directors and executive officers as a group. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and investment power. No shares of Preferred Stock are beneficially owned by the indicated persons or group.

                                                                                   Amount             Approximate
                                                                                 Beneficially          Percent of
Name                                                                                Owned                Class
- - -------------------------------------------------------------------------------  -----------          ------------
Roger L. Breezley..............................................................      62,962(2)(3)          *
Gerry B. Cameron...............................................................     126,624(1)(2)         *
Carolyn Silva Chambers.........................................................       1,305(3)            *
Franklin G. Drake..............................................................      38,829(3)            *
Robert L. Dryden...............................................................       8,720(3)            *
Gary T. Duim...................................................................      33,991(1)(2)         *
John D. Eskildsen..............................................................      45,165(1)(2)         *
Joshua Green III...............................................................   8,532,250(3)(4)          8.73%
Arland D. Hatfield.............................................................      53,786(1)(2)         *
Robert Stevens Miller, Jr......................................................       4,000(3)            *
Paul A. Redmond................................................................       3,200(3)            *
N. Stewart Rogers..............................................................      15,884(3)            *
Andrew V. Smith................................................................      43,595(3)            *
Robert D. Sznewajs.............................................................       3,115               *
Benjamin R. Whiteley...........................................................      10,346(3)            *
All present directors and executive officers as a group (20 persons)...........   9,123,281(1)(2)(3)       9.26%

- - ------------------------
* Excluded because percentage beneficially owned is less than 1% of the Common Stock.

(1) Includes shares subject to employee stock options that are currently exercisable or will become exercisable on or before March 1, 1995, as follows: Mr. Cameron, 25,000 shares; Mr. Duim, 25,860 shares; Mr. Eskildsen, 28,800 shares; Mr. Hatfield, 31,560 shares; and all executive officers of U. S. Bancorp as a group, 226,144 shares.

(2) Includes the indicated number of shares allocated to the accounts of participants under the U. S. Bancorp Employee Investment Plan as follows:
     Mr. Breezley, 6,710 shares; Mr. Cameron, 27,974 shares; Mr. Duim, 5,131 shares; Mr. Eskildsen, 6,275 shares; Mr. Hatfield, 11,837 shares; and all executive officers of U. S. Bancorp as a group, 80,451 shares. Participants in the plan may direct the voting of the shares allocated to their accounts.

(3) Includes shares subject to stock options held by non-employee directors or director-nominees of U. S. Bancorp that are currently exercisable or will become exercisable on or before March 1, 1995, as follows: Mr. Breezley, 53,525 shares; Ms. Chambers, 1,205 shares; Mr. Drake, 12,532 shares; Mr. Dryden, 7,970 shares; Mr. Green, 39,600 shares; Mr. Miller, 3,000 shares; Mr. Redmond, 2,000 shares; Mr. Rogers, 7,246 shares; Mr. Smith, 2,881 shares; Mr. Whiteley, 4,946 shares; and all present nonemployee directors of U. S. Bancorp as a group, 125,730 shares.

(4) See note 2 to the preceding table for additional information regarding Mr. Green's share ownership.

    Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and Preferred Stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") by Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding Common Stock or Preferred Stock, and certain trusts of which reporting persons are trustees. U. S. Bancorp is required to disclose in the Proxy Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis.

Based solely upon a review of copies of Section 16 reports furnished to U. S. Bancorp and written statements confirming that no other reports were required, to U. S. Bancorp's knowledge, all Section 16 reporting requirements applicable to known reporting persons were complied with during 1994.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The directors of U. S. Bancorp are elected at the annual meeting of shareholders in April to serve for one year. The Board of Directors has set the number of positions on the Board at nine. The names of U. S. Bancorp's nominees for director are given below together with certain information about each of them, including their ages, their business experience during the past five years, directorships in other corporations, and periods of service as a director of U. S. Bancorp. There are no family relationships among the directors or nominees for director. All the nominees other than Ms. Chambers and Mr. Dryden are currently directors of U. S. Bancorp.

    If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the annual meeting, or the Proxies may be voted for such other candidate or candidates as may be nominated by the Board.

    U. S. Bancorp's Bylaws provide that nominations for election to the Board of Directors may be made by the Board or by any holder of record of U. S. Bancorp securities entitled to vote for the election of directors. Nominations other than those made by or on behalf of the Board must be made in writing and delivered or mailed to the Chairman of the Board not less than 25 days and not more than 60 days prior to the shareholders meeting at which directors are to be elected. The Bylaws provide for a shorter deadline if less than 30 days' notice of the meeting is given to shareholders.

Nominees for Director

    GERRY B. CAMERON, age 56, has been Chief Executive Officer and a director of
U.  S. Bancorp since January 1994 and Chairman  of the Board and President of U.
S. Bancorp since April 1994. He was Vice Chairman of U. S. Bancorp from January 1993 through April 1994. He was Executive Vice President of U. S. Bancorp and U.
S. Bank of Oregon from March 1979 until January 1993 and July 1993, respectively. Mr. Cameron was elected a director of U. S. Bank of Oregon in January 1993 and was elected Chairman of the Board in July 1993. He was President and Chief Executive Officer of U. S. Bank of Washington, National
Association ("U. S. Bank of Washington"), a wholly owned subsidiary of U. S. Bancorp, from October 1991 until January 1993, and was President and Chief Operating Officer of U. S. Bank of Washington from February 1988 until October 1991. Mr. Cameron is a member of the Executive Management Committee composed of seven senior U. S. Bancorp executive officers.

    CAROLYN SILVA CHAMBERS, age 63, has been a director of U. S. Bank of Oregon since 1993. Ms. Chambers has been President and Chief Executive Officer of Chambers Communication Corp., a cable television company, since 1983 and Chairman and Chief Executive Officer of Chambers Construction Company, a construction firm, since 1986, both based in Eugene, Oregon. Ms. Chambers is also a director of Portland General Corporation.

    FRANKLIN G. DRAKE, age 66, has been a director since 1969. Mr. Drake is Chairman of the Board of Donald M. Drake Company, a construction firm in Portland, Oregon. He was previously President and Chief Executive Officer of Donald M. Drake Company for more than five years until July 1993.

    ROBERT L. DRYDEN, age 61, has been a director of U. S. Bank of Washington since 1991. Mr. Dryden serves as Executive Vice President, Airplane Production, of The Boeing Company (Commercial Airplane Group), an airplane manufacturer headquartered in Seattle, Washington, and has held this position since 1990. From 1987 until 1990, he was President of the Boeing Military Airplane Company in Wichita, Kansas. Mr. Dryden is also a director of Washington Energy Company.

    JOSHUA GREEN III, age 58, has been a director since 1987. Mr. Green is Chairman of the Board and Chief Executive Officer of Joshua Green Corporation, a family investment firm. He has also been Chairman of the

Board and a director of U. S. Bank of Washington since February 1988. Mr. Green was also Vice Chairman of U. S. Bancorp from December 1987 until January 1993 and Chief Executive Officer of U. S. Bank of Washington from February 1988 until October 1991. Mr. Green is also a director of Safeco Corporation.

    ROBERT STEVENS MILLER, JR., age 53, has been a director since 1992. Mr. Miller retired as a senior partner of James D. Wolfensohn, Inc., an investment banking firm, in 1993. He was previously Vice Chairman of Chrysler Corporation from 1990 to 1992 and Executive Vice President and Chief Financial Officer of Chrysler Corporation from 1981 to 1990. Mr. Miller is also a director of Coleman Co., Federal-Mogul Corp., Fluke Corp., Pope and Talbot, Inc., Symantec Corp., and Moore Mill and Lumber Co.

    PAUL A. REDMOND, age 58, has been a director since 1994. From 1992 to April 1994, Mr. Redmond was a director of U. S. Bank of Washington. Since 1985, he has been Chairman of the Board and Chief Executive Officer of The Washington Water Power Company, an electric and gas utility with headquarters in Spokane, Washington. Mr. Redmond is also a director of Itron, Inc.

    N. STEWART ROGERS, age 65, has been a director since 1988. Mr. Rogers is Chairman of the Board and a director of Penwest, Ltd. He is also a director of Fluke Corp., VWR Corp., and Univar Corporation. Mr. Rogers was Senior Vice President of Univar Corporation, a distributor of chemicals, for more than two years until his retirement in December 1991.

    BENJAMIN R. WHITELEY, age 65, has been a director since 1994. Mr. Whiteley was a director of U. S. Bank of Oregon from 1986 through April 1994. He was previously a director of U. S. Bancorp from 1986 until 1988. Mr. Whiteley has been Chairman of the Board of Standard Insurance Company, a life insurance company, since August 1994. He served as Chairman and Chief Executive Officer of Standard Insurance Company from January 1993 until August 1994 and, prior to that, as President and Chief Executive Officer for more than five years. Mr. Whiteley is also a director of Northwest Natural Gas Company, Willamette Industries, Inc. and The Greenbrier Companies, Inc.

Recommendation by the Board of Directors; Vote Required

    The Board of Directors recommends that the shareholders vote FOR the election as directors of the nominees listed above. A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present at the meeting.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

Board Committees

    The U. S. Bancorp Board of Directors has a standing Audit Committee, which recommends to the Board the accounting firm to be selected as independent auditors and reviews matters relating to public disclosure, corporate practices, regulatory and financial reporting, accounting procedures and policies, financial and accounting controls, and transactions involving potential conflicts of interest. The Audit Committee receives and evaluates on behalf of the Board reports of reviews by the Board of Governors of the Federal Reserve System, which is the federal supervisory agency for bank holding companies, and the Office of the Comptroller of the Currency, which is the primary supervisory agency for U. S. Bancorp's national bank subsidiaries. Reports of examinations by supervisory agencies for other U. S. Bancorp subsidiaries, including the Federal Deposit Insurance Corporation (the "FDIC"), and various state agencies, are also received by the Audit Committee.

    The Audit Committee also reviews the planned scope and results of the audit and the annual reports to the SEC and to the shareholders and the Proxy Statement and makes recommendations regarding approval to the Board of Directors. The Audit Committee is responsible for examining the financial affairs of U. S. Bancorp and its nonbanking subsidiaries or for causing the internal auditor to make such examinations on behalf of the Audit Committee. The examination of each bank subsidiary with an independent audit committee generally is the responsibility of that bank's audit committee. Otherwise, the Audit Committee's responsibilities extend to the bank subsidiaries as well. The Audit Committee also performs for U. S. Bancorp's domestic bank subsidiaries (other than U. S. Bank of Oregon) certain audit functions required under FDIC regulations.

    Current members of the Audit Committee are Messrs. Smith (chairperson), Drake, Miller, Redmond, Rogers, and Whiteley. The Audit Committee held five meetings in 1994.

    The Board of Directors also has a standing Compensation Committee composed of six non-employee directors, Messrs. Rogers (chairperson), Drake, Miller, Redmond, Smith, and Whiteley. The Compensation Committee reviews and makes recommendations to the Board of Directors from time to time regarding salary levels for each member of the Executive Management Committee. It also recommends the terms of awards to be granted to members of U. S. Bancorp's Executive Management Committee pursuant to the U. S. Bancorp Executive Annual Incentive Plan. The Compensation Committee administers U. S. Bancorp's stock-based compensation plans and makes decisions regarding the grant of stock options and other awards to officers and employees thereunder. The operation of U. S. Bancorp's compensation and benefit plans and practices and the annual retainer and meeting fees payable to non-employee directors of U. S. Bancorp and its subsidiaries are also subject to the Compensation Committee's review from time to time; the Committee may recommend such changes to the Board as it deems appropriate. The Compensation Committee met seven times in 1994.

    Additionally, the Board of Directors has a standing Nominating Committee, which meets as necessary. The Nominating Committee met in January 1995, but did not hold any meetings in 1994. The members of the Nominating Committee are Messrs. Green (chairperson), Breezley, Cameron, Drake, and Miller. The Nominating Committee will consider proposals for nominees for the Board suggested by shareholders. Any shareholder who wishes to suggest nominees for election as director at the 1996 Annual Meeting should submit his or her suggestions in writing no later than November 13, 1995, to U. S. Bancorp,
Attention: Corporate Secretary Division, P.O. Box 2200, Portland, Oregon 97208-2200. The shareholder should specify the name of each proposed nominee and should set forth information as to the nominee's qualifications for membership on the Board of Directors. A person to be considered for nomination to the Board of Directors should be a recognized leader in his or her profession and should have, among other things, the ability to exercise sound business judgment and such broad personal and professional experience as to enable the nominee to make productive contributions to the deliberations of the Board of Directors. See also "Proposal 1: Election of Directors" for an explanation of the procedure by which shareholders may nominate directors for election.

Meetings

    The Board of Directors held ten meetings during 1994. Each director attended at least 75% of the total number of meetings of the Board and meetings held by all committees of the Board on which the director served during 1994.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

    The table below shows the compensation awarded or paid to, or earned by,  U.
S. Bancorp's chief executive officer and each of its four other most highly compensated executive officers, as well as one individual who served as chief executive officer for a portion of 1994 (together, the "named executive officers"), during each of the years in the three-year period ended December 31, 1994.

                                                                               Long-Term Compensation
                                                                              ------------------------
                                                       Annual Compensation     Number of    Long-Term
                                                      ----------------------  Securities    Incentive     All Other
                                                        Salary    Bonus (4)   Underlying   Payouts (5)  Compensation
Name and Principal Position (1)              Year        ($)         ($)      Options (#)      ($)           ($)
- - -----------------------------------------  ---------  ----------  ----------  -----------  -----------  -------------
Gerry B. Cameron.........................       1994  $  508,750  $  250,000      58,252    $      --     $  28,241(6)
 Chairman of the Board, Chief Executive         1993     248,750     225,000      50,000      200,000        13,397
 Officer and President, U. S. Bancorp           1992     235,000      74,848          --           --        11,451
Roger L. Breezley (2) ...................       1994     183,333          --          --           --        71,026(7)
 Chairman of the Board and Chief                1993     475,000     275,000      80,000      300,000        28,613
 Executive Officer, U. S. Bancorp               1992     475,000     216,125          --           --        23,940
Robert D. Sznewajs (3) ..................       1994     233,750     175,000      20,408           --            --
 Executive Vice President, U. S. Bancorp        1993          --          --          --           --            --
                                                1992          --          --          --           --            --
Arland D. Hatfield ......................       1994     210,000      88,310      19,417           --        11,710(6)
 Executive Vice President, U. S. Bancorp        1993     168,750      80,332      30,000      100,000         9,172
                                                1992     155,000      52,785          --           --         7,553
Gary T. Duim ............................       1994     200,000      97,084      19,417           --        11,868(6)
 Executive Vice President, U. S. Bancorp        1993     164,589      95,611      30,000      100,000         8,717
                                                1992     130,833      45,974          --           --         4,710
John D. Eskildsen .......................       1994     200,000      76,930      15,534           --        10,810(6)
 Executive Vice President, U. S. Bancorp;       1993     164,583      60,327      30,000      100,000         8,594
 President and Chief Executive Officer,         1992     135,000      42,998          --           --         6,411
 U. S. Bank of Oregon

- - ------------------------
(1)  Includes principal capacities in which each officer served during 1994.

(2) Mr. Breezley held the position of Chief Executive Officer until January 26, 1994, and Chairman of the Board until April 19, 1994, and is included in the executive compensation tables in accordance with SEC rules governing proxy disclosure.

(3)  Mr. Sznewajs became a U. S. Bancorp employee in April 1994.

(4) Represents amounts paid or accrued under annual cash incentive plans in effect for 1994 and 1993 and as discretionary cash bonuses for 1992 awarded in January 1993.

(5) Represents amounts paid or accrued under the U. S. Bancorp Long-Term Management Incentive Plan for the three-year period ended December 31, 1993.

(6) Represents amounts that were contributed by U. S. Bancorp under the U. S. Bancorp Employee Investment Plan, a qualified plan under Section 401(k) of the Internal Revenue Code (the "Code"), as a pro-rata matching contribution and invested in Common Stock or that would have been allocated to each officer's matching contribution account under the Employee Investment Plan had compensation subject to the plan included deferred compensation and had Code limits not been applicable, but instead were credited under the U. S. Bancorp Supplemental Benefits Plan.

(7)  Includes  $22,750  contributed  or  credited  by  U.  S.  Bancorp  for  Mr.
     Breezley's  account under  the U. S.  Bancorp Employee  Investment Plan and
     Supplemental Benefits Plan. Also includes $48,276 attributable to the transfer to Mr. Breezley of title to an automobile previously owned by U.S.
     Bancorp and used by Mr. Breezley, together with reimbursement of taxes associated with income imputed from the receipt of the automobile, in connection with his retirement in 1994.

Stock-Based Compensation

    The following table provides information regarding options to purchase Common Stock granted to the named executive officers pursuant to the U. S. Bancorp 1993 Stock Incentive Plan during 1994.

                       Option Grants in Last Fiscal Year

                                                                      Individual Grants
                                                     ----------------------------------------------------
                                                      Number of        % of
                                                     Securities   Total Options
                                                     Underlying     Granted to     Exercise                Grant Date
                                                       Options     Employees in      Price     Expiration    Present
Name                                                 Granted (1)   Fiscal Year     ($/Share)      Date      Value (2)
- - ---------------------------------------------------  -----------  --------------  -----------  ----------  -----------
Gerry B. Cameron...................................      58,252           8.1%     $    25.75   3/24/2004   $ 284,852
Roger L. Breezley..................................          --            --           --             --          --
Robert D. Sznewajs.................................      20,408            2.8           24.50  4/17/2004      94,897
Arland D. Hatfield.................................      19,417            2.7           25.75  3/24/2004      94,949
Gary T. Duim.......................................      19,417            2.7           25.75  3/24/2004      94,949
John D. Eskildsen..................................      15,534            2.2           25.75  3/24/2004      75,961

- - ------------------------
(1) No stock appreciation rights ("SARs") were granted to the named executive officers during 1994. Options were granted for the numbers of shares indicated at exercise prices equal to the fair market value of the Common Stock on the date of grant. All shares subject to options which have not previously been canceled or terminated will become exercisable in full one year prior to the expiration date shown in the table. The maximum amounts of shares as to which exercisability may be accelerated during 1994, 1995, 1996, and 1997 are 0%, 33%, 50% and 100%, respectively. Vesting may be accelerated subject to the foregoing schedule to the extent that U. S. Bancorp achieves specified levels of return on assets and a market-to-book performance percentage based on the ratio of (i) U. S. Bancorp's ratio of per share market price to book value to (ii) the median ratio of market price to book value of the Standard & Poor's Major Regional Banks Index ("S&P Major Regional Banks Index"). Exercisability of the options is not subject to acceleration upon a change in control of U. S. Bancorp. But see "Proposal 2: Approval of Amendment to U. S. Bancorp 1993 Stock Incentive Plan."

(2) The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability. The values indicated were calculated based on the following assumptions: (i) expectations regarding volatility were based on quarterly stock price data during the five-year period ended March 31, 1994; (ii) the risk-free rate of return was assumed to be 7%; (iii) values were discounted by 3% for each year in the nine-year period during which vesting is restricted; (iv) the time of exercise was assumed to be the expiration date; and (v) the dividend yield was assumed to be 3.61% (the annual dividend rate divided by the stock price on the grant date). The value which may ultimately be realized by the holders of the reported options will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

    Information  regarding  exercises   of  stock  options   during  1994,   and
unexercised options held as of December 31, 1994, by the named executive officers is summarized in the table below.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                   Values (1)

                                                                                                   Value of
                                                                          Number of               Unexercised
                                    Number of                       Securities Underlying        in-the-Money
                                      Shares                       Unexercised Options at      Options at Fiscal
                                    Underlying                         Fiscal Year-End           Year-End (3)
                                     Options          Value      ---------------------------  -------------------
Name                                Exercised      Realized (2)   Exercisable   Unexercisable     Exercisable
- - -------------------------------  ----------------  ------------  -------------  ------------  -------------------
Gerry B. Cameron...............          5,400     $     73,127       25,000        83,252        $        --
Roger L. Breezley..............        200,000        3,147,022       53,525        40,000            160,403
Robert D. Sznewajs.............             --               --           --        20,408                 --
Arland D. Hatfield.............          6,480          100,745       31,560        34,417            157,847
Gary T. Duim...................          3,000           36,702       25,860        34,417            113,761
John D. Eskildsen..............          9,000          120,795       28,800        30,534            136,501

- - ------------------------
(1) No SARs were exercised during 1994 and no named executive officer held any SARs at December 31, 1994.

(2) Represents the amount by which the fair market value of the shares of Common Stock underlying employee stock options at the date of exercise exceeded the exercise price.

(3) Value is calculated based on the amount, if any, by which the low sale price of the Common Stock, $22.375, reported in THE WALL STREET JOURNAL for the last trading day in 1994, exceeds the per share exercise price of unexercised options. All options reflected in the table were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant. No unexercisable options were "in-the-money" at December 31, 1994.

    The following table sets forth information regarding awards of performance shares to the named executive officers pursuant to the U. S. Bancorp 1993 Stock Incentive Plan during 1994.

             Long-Term Incentive Plans--Awards in Last Fiscal Year

                                                              Performance
                                                               or Other
                                                                Period      Estimated Future Payouts Under Non-Stock
                                                                 Until                Price Based Plans (2)
                                                  Number      Maturation   -------------------------------------------
                                               of Shares (1)   or Payout    Threshold (#)   Target (#)    Maximum (#)
                                               -------------  -----------  ---------------  -----------  -------------
Gerry B. Cameron.............................       19,417       3 years          1,941         19,417        38,834
Roger L. Breezley............................           --            --             --             --            --
Robert D. Sznewajs...........................        6,802       3 years            680          6,802        13,604
Arland D. Hatfield...........................        5,825       3 years            582          5,825        11,650
Gary T. Duim.................................        5,825       3 years            582          5,825        11,650
John D. Eskildsen............................        4,854       3 years            485          4,854         9,708

- - ------------------------
(1)  Represents target awards of performance shares.

(2) Following the three-year performance period ending December 31, 1996, awards will be settled pursuant to a performance matrix based on the levels of attainment of specified goals with respect to (i) U. S. Bancorp's return on assets and (ii) the percentage by which U. S. Bancorp's total shareholder return exceeds the median total shareholder return of the S&P Major Regional Banks Index. Any shares not issued because of failure to achieve specified performance levels will be forfeited. Awards may be paid in shares of Common Stock or a combination of cash and shares, provided that, if the participant elects to receive cash, the portion settled in shares must equal at least 25 percent of the award. A special calculation method for determining performance shares earned on the basis of less than a full performance cycle may apply in certain circumstances following a change in control of U. S. Bancorp. See "Proposal 2: Approval of Amendment to U. S. Bancorp 1993 Stock Incentive Plan."

Retirement Plan

    The U. S. Bancorp Retirement Plan (the "Retirement Plan") covers salaried employees, including officers, and certain hourly rate (part-time) employees of
U. S. Bancorp and its participating subsidiaries. The Retirement Plan provides for payment of monthly pension benefits based upon a formula that considers years of benefit service (as defined), average monthly compensation, and the excess of such compensation over the 35-year average Social Security wage base. Pursuant to the U. S. Bancorp Supplemental Benefits Plan (the "Supplemental
Plan"), designated key employees, including each U. S. Bancorp executive officer, will receive benefits upon retirement in addition to those payable under the Retirement Plan.

    The following table shows the estimated annual benefits payable under the Retirement Plan (including amounts payable pursuant to applicable provisions of the Supplemental Plan) for participants with various years of benefit service and specified levels of compensation (based on the average during the five consecutive calendar years out of the last ten years for which compensation was highest).

                               Pension Plan Table

                                    Years of Service
Compensation   ----------------------------------------------------------
    Level          15          20          25          30          35
- - -------------  ----------  ----------  ----------  ----------  ----------
 $   125,000   $   30,300  $   40,400  $   50,500  $   53,700  $   56,800
     150,000       36,700      48,900      61,200      64,900      68,700
     175,000       43,100      57,400      71,800      76,200      80,500
     200,000       49,400      65,900      82,400      87,400      92,400
     225,000       55,800      74,400      93,000      98,700     104,300
     250,000       62,200      82,900     103,700     109,000     116,200
     300,000       74,900      99,900     124,900     132,400     139,900
     350,000       87,700     116,900     146,200     154,900     163,700
     400,000      100,400     133,900     167,400     177,400     187,400
     450,000      113,200     150,900     188,700     199,900     211,200
     500,000      125,900     167,900     209,900     222,400     234,900
     550,000      138,700     184,900     231,200     244,900     258,700
     600,000      151,400     201,900     252,400     267,400     282,400
     650,000      164,200     218,900     273,700     289,900     306,200
     700,000      176,900     235,900     294,900     312,400     329,900
     750,000      189,700     252,900     316,200     334,900     353,700
     800,000      202,400     269,900     337,400     357,400     377,400
     850,000      215,200     286,900     358,700     379,900     401,200

    Compensation, for purposes of determining retirement benefits payable under the Retirement Plan, generally consists of a participant's nondeferred compensation up to a maximum annual limit imposed by the Code and excludes amounts paid in excess of limits on variable items such as commissions, long-term incentive compensation, and severance pay. Code limits are disregarded, and deferred compensation (other than pursuant to the U. S. Bancorp Long-Term Management Incentive Plan) is included in determining retirement benefits payable under the combined provisions of the Retirement Plan and the Supplemental Plan.

    Retirement benefits in the table above are expressed in terms of single life annuities and are not subject to reduction for Social Security benefits. Benefits may be reduced from the amounts shown in the table if the participant retires early (before age 65) or if the participant elects to have benefits paid as a joint and survivor annuity.

    During 1994, Messrs. Breezley, Cameron, and Sznewajs were each awarded an enhanced retirement benefit under the Supplemental Plan. Under this benefit, Mr. Breezley, who retired during 1994, is receiving Retirement Plan payments, primary Social Security benefits, and Supplemental Plan payments each year equal, in the aggregate, to 55% of his average annual compensation during the past five calendar years. Mr. Breezley's retirement benefits were also exempted from the provisions of the Supplemental Plan providing for a percentage reduction in benefits for retirement after age 55 but before age 62 ("Reduction Percentage"). Accordingly, the annual retirement benefit payable with respect to Mr. Breezley by U. S. Bancorp, assuming a single life annuity and reduction for Social Security benefits, is $338,428.

    Similarly, Mr. Cameron will receive aggregate payments upon retirement equal to 55% of his average annual compensation during the highest five consecutive calendar years out of the last ten years ("Highest Average Compensation") and, in addition, will be entitled to a Reduction Percentage of zero if (i) he continues to be chief executive officer of U. S. Bancorp through at least December 31, 1998, or (ii) his employment as chief executive officer terminates following a change in control of U. S. Bancorp. If Mr. Cameron were to retire after December 31, 1998, with his Highest Average Compensation unchanged from the average at December 31, 1994, his annual retirement benefit, assuming a single life annuity and reduction for estimated Social Security benefits, would be $218,671.

    Mr. Sznewajs will become entitled to payments under the enhanced retirement benefit only upon being credited with 20 years of benefit service. He has been credited with 11 years of benefit service for service with a prior employer. Mr. Sznewajs has also been designated to receive certain benefits under the Supplemental Plan in the event of a change in control of U. S. Bancorp, including (i) credit for up to 25 years of benefit service and (ii) entitlement to receive benefits under the Retirement Plan that are not subject to reduction due to retirement before age 65 (but at or after age 55) if his employment with
U. S. Bancorp or a subsidiary is terminated within three years following a change in control either involuntarily without cause (as defined) or voluntarily for good reason (as defined). At December 31, 1994, Mr. Sznewajs had 11.7 years of benefit service credited to his account and a compensation level of $408,750 for purposes of calculating retirement benefits under the Pension Plan Table above.

    If Mr. Hatfield's employment with U. S. Bancorp is terminated after January 1, 1997, he will be entitled to credit for 25 years of benefit service and to receive benefits under the Retirement Plan that are not subject to reduction due to retirement before age 65 (but at or after age 55). Mr. Hatfield was entitled to 40% of the foregoing benefits at December 31, 1994, became entitled to an additional 10% on January 1, 1995, and will become entitled to an additional 10% on January 1, 1996, provided that he continues to be employed by U. S. Bancorp or a subsidiary. At December 31, 1994, Mr. Hatfield had 14.2 credited years of benefit service and a compensation level of $228,071 for purposes of calculating retirement benefits under the Pension Plan Table above.

    The compensation levels and credited years of benefit service under the combined provisions of the Retirement Plan and Supplemental Plan for purposes of calculating the retirement benefits payable under the Pension Plan Table above to the other named executive officers as of December 31, 1994, are as follows:
Mr. Duim, $210,577, 7 years; and Mr. Eskildsen, $202,570, 35.7 years.

    For purposes of the Supplemental Plan, a change in control includes (i) any occurrence which would be required to be reported as such by the SEC's proxy disclosure rules, (ii) the acquisition by a person or group (other than U. S. Bancorp or any of its subsidiaries or employee benefit plans) of 30% or more of the combined voting power of U. S. Bancorp's voting securities, (iii) with certain exceptions, the existing directors' ceasing to constitute a majority of the Board of Directors, (iv) certain transactions involving the merger, or sale or other transfer of a majority of the assets, of U. S. Bancorp, or (v) approval by the U. S. Bancorp shareholders of a plan of liquidation or dissolution of U.
S. Bancorp.

Executive Agreements

    At March 1, 1995, U. S. Bancorp was a party to agreements (the "CIC Agreements") with 11 of its executive officers, including each of the named executive officers, providing for severance compensation in the event of termination of employment following a change in control of U. S. Bancorp. "Change in control" is defined in the CIC Agreements in the same manner as in the Supplemental Plan. See "Retirement Plan" above.

    Each CIC Agreement has been renewed for a term ending December 31, 1995, subject to automatic extension annually unless 90 days' prior notice of an intention to terminate a CIC Agreement is given by either party. Also, if a change in control of U. S. Bancorp occurs during the term of the CIC Agreements, the term shall be extended automatically for two additional calendar years (three years in the case of Mr. Cameron) beyond the year in which the change in control occurs. A CIC Agreement will terminate if the executive's employment is terminated prior to a change in control or for cause (as defined) following a change in control.

    Pursuant to the CIC Agreements, each executive has agreed to remain as a  U.
S. Bancorp employee throughout the pendency of any tender or exchange offer for more than 30 percent of U. S. Bancorp's voting securities. Such obligation will terminate if a change in control of U. S. Bancorp occurs or if the executive's compensation is reduced.

    The CIC Agreements further provide that if, within two years following the occurrence of a change in control (three years in the case of Mr. Cameron), an executive's employment with U. S. Bancorp is terminated by U. S. Bancorp without cause or by the executive for good reason (as defined), the executive shall be entitled to receive (i) his or her full base salary through the date of termination at the rate in effect on the date the change in control occurred, plus (ii) an amount equal to two times (three times in the case of Mr. Cameron) the sum of (x) his or her annual base salary at such rate plus (y) his or her average annual incentive compensation during the two calendar years ending prior to the year in which the change in control occurred. Special payment provisions apply in the event of the executive's death or disability. The amounts payable pursuant to clause (ii) to the following persons if their employment had been terminated on January 1, 1995, under the circumstances described above would have been as follows: Mr. Cameron, $2,812,500; Mr. Sznewajs, $1,100,000; Mr. Hatfield, $668,642; Mr. Duim, $692,695; and Mr. Eskildsen, $577,257.

    The CIC Agreements also provide for reimbursement of legal fees and expenses and reasonable amounts for out-placement services and for the continuation of health, disability and life insurance benefits following termination of employment voluntarily for good reason or involuntarily without cause. The amounts payable under a CIC Agreement will be reduced to the extent that the executive receives payment under U. S. Bancorp's Severance Benefits Plan, which covers U. S. Bancorp employees generally and provides for severance benefits based on the number of years of service if an employee's job is eliminated, if his or her hours are significantly reduced, or if his or her office is closed, subject to certain exceptions. Amounts payable under the CIC Agreements are also subject to reduction to the extent that the executive receives salary continuation and incentive compensation benefits under an employment agreement. Payments under the CIC Agreements to executives other than to Mr. Cameron will be decreased to the extent that they would be deemed excess parachute payments under the Code. Mr. Cameron's CIC Agreement was amended in 1994 to delete the terms providing for reduction of benefits deemed to be excess parachute payments and to provide for reimbursement of any excise tax imposed on benefits payable to Mr. Cameron that constitute excess parachute payments plus any related federal and state income taxes.

Directors' Compensation

    ANNUAL AND MEETING FEES. Directors, other than officer-directors, receive an annual retainer of $20,000, as well as $1,000 for each Board meeting and $850 for each committee meeting attended. Outside directors also receive $1,000 for each day spent at planning retreats. In addition, the chairs of the Audit Committee and the Compensation Committee receive an annual retainer of $5,000 and $3,500, respectively. Mr. Green receives an annual retainer of $25,000 in his capacity as Chairman of the Board of U. S. Bank of Washington, as well as $1,000 for each U. S. Bank of Washington board meeting and $850 for each U. S. Bank of Washington board committee meeting attended. U. S. Bancorp has a deferred compensation plan under which any director may defer payment of the annual retainer and meeting fees.

    NON-EMPLOYEE DIRECTOR STOCK OPTIONS. U. S. Bancorp has adopted two stock option plans for non-employee directors of U. S. Bancorp to encourage increased ownership of Common Stock and to provide enhanced incentives for such directors to exert their best efforts on U. S. Bancorp's behalf. The 1990 Non-Employee Director Stock Option Plan (the "1990 Director Plan") and the 1993 Non-Employee Director Stock Option

Plan (the "1993 Director Plan") authorize the issuance of up to 187,500 and 25,000 shares of Common Stock, respectively. The 1990 Director Plan and the 1993 Director Plan are collectively referred to as the "Director Plans."

    Pursuant to the 1990 Director Plan, each person serving as a non-employee director of U. S. Bancorp on October 18, 1990, received an option to purchase 6,000 shares of Common Stock (the "Initial Options") at an exercise price of $11.33 per share. As the 1990 Director Plan provided for Initial Options to be granted only to persons who were non-employee directors on October 18, 1990, the Board of Directors adopted the 1993 Director Plan in June 1993, to provide for the grant of an option to each person who becomes a non-employee director after October 18, 1990. Messrs. Miller, Redmond, and Whiteley have each received an Initial Option to purchase 4,000 shares of Common Stock at exercise prices of $24.125, $24.625, and $24.625, respectively, which were equal to the fair market value of the Common Stock on the date of grant.

    The 1990 Director Plan also provides for the grant, as of each annual shareholders meeting, of an option (an "Annual Option") to each non-employee director for 2,000 shares of Common Stock with an exercise price equal to fair market value on the date of grant. Accordingly, each non-employee director received an option for 2,000 shares on April 19, 1994, at an exercise price of $24.625.

    Each non-employee director is permitted to elect to receive a grant of deferred compensation options under the 1990 Director Plan in lieu of all or a portion of the retainer and meeting fees otherwise payable for service on the Board of Directors (or the board of directors of a U. S. Bancorp subsidiary). The exercise price of a deferred compensation option is calculated so that the value of the option (that is, the excess of the total market value of the shares subject to the option over the aggregate exercise price) on the date of grant equals the amount of director's fees foregone.

    All options granted under the 1993 Director Plan, and Initial Options and Annual Options granted under the 1990 Director Plan, become exercisable as follows: none during the first year following the date of grant; up to 50% during the second year; up to 80% during the third year; and 100% thereafter. Deferred compensation options granted under the 1990 Director Plan become fully exercisable six months after the date of grant. An option generally will become exercisable in full notwithstanding the above vesting schedules in the event of the director's death, disability or retirement from the Board of Directors or upon the occurrence of a change in control of U. S. Bancorp.

    Payment of the exercise price of all options granted under the Director Plans may be in cash, in shares of Common Stock already owned by the director, or in a combination of cash and shares. The term of each option shall be unlimited unless terminated earlier pursuant to the applicable Director Plan. Under both Director Plans, if an optionee ceases to be a director, the term of his or her option will expire after five years in the case of retirement, after one year in the case of death or disability, and after three months upon ceasing to be a director for any other reason (except that no deferred compensation option will expire less than seven months after the date of grant).

    HEALTH INSURANCE REIMBURSEMENT. A portion of the cost of premiums incurred by any non-employee director of U. S. Bancorp for health care insurance coverage of such director and his or her dependents will be reimbursed by U. S. Bancorp upon the director's request, provided that no portion of such premiums are subsidized by any other employer. Such reimbursement is subject to the same conditions and limits as are applicable to active employees. No director received reimbursement during 1994.

    OFFICE. As former chief executive officer, Mr. Breezley has been given use of an office in U. S. Bancorp's headquarters office tower in Portland, Oregon, until June 30, 1999. The estimated rental value of the office space is less than $12,000 annually.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Objectives of U. S. Bancorp's Compensation Program

    The Compensation Committee (the "Committee") of the U. S. Bancorp Board of Directors reviews and approves guiding principles for U. S. Bancorp's executive compensation program, as well as administering certain specific elements of the program. The Committee is comprised of six outside directors. See "Board of Directors and Board Committees." Members of the Committee are not eligible to participate in any U. S. Bancorp compensation plans other than the following: the Director Plans, a deferred compensation plan and a medical insurance premium reimbursement plan.

    U. S. Bancorp has adopted, with the Committee's approval, a philosophy of "total compensation," encompassing a broad mix of salary, incentive compensation, and retirement and health and welfare benefits. It seeks to provide all its employees with appropriate incentives for current performance as well as for achieving the long-term objectives of the corporation. Through its compensation program, U. S. Bancorp also strives to attract and retain the best individuals, essential to a successful organization.

Employee Benefits

    U. S. Bancorp's employees (other than certain part-time employees), including its executive officers, are eligible to participate in its health and welfare benefits program, which includes medical, dental, life, and disability insurance and assorted other benefits selected by employees in accordance with their individual needs. Subject to years of service requirements, U. S. Bancorp's employees (other than certain part-time employees) also participate in its Retirement Plan, a qualified defined benefit pension plan. They may also choose to participate in its Employee Investment Plan, a salary deferral plan qualified under Code Section 401(k). Under the U. S. Bancorp Supplemental Benefits Plan, executive officers and other key employees may be designated to receive certain additional benefits which are not provided by the Retirement Plan and Employee Investment Plan.

Decisions Regarding Cash Compensation

    Decisions regarding salary and cash incentive compensation to be paid to individuals serving as U. S. Bancorp's chief executive officer during 1994 were made by the Board of Directors pursuant to the recommendations of the Committee. Mr. Breezley, who served as chief executive officer during January 1994, and Mr. Cameron, who served as chief executive officer during the remainder of 1994, did not participate in Committee or Board deliberations regarding their own compensation. Decisions regarding cash compensation paid to executive officers (other than Messrs. Breezley, Cameron, and Sznewajs) who were members of the Executive Management Committee were made by the Board in October 1993 following review of recommendations by Mr. Breezley. The Executive Management Committee or individual Executive Management Committee members have been delegated authority to make decisions regarding cash compensation to be paid to other executive officers. Compensation to be paid to certain U. S. Bancorp executive officers who are also employees of one of U. S. Bancorp's subsidiaries is subject to approval by the respective boards of directors of such subsidiaries.

    Members of the Executive Management Committee are selected by the Board from
U. S. Bancorp's top executive officers. During 1994, the Executive Management Committee was composed of seven members, including Messrs. Cameron, Sznewajs, Hatfield, Duim, and Eskildsen.

    Periodically, U. S. Bancorp engages consultants to survey and report on executive compensation paid by a group of bank holding companies with total assets and net earnings at levels comparable to those at U. S. Bancorp. The comparison group includes the S&P Major Regional Banks Index appearing under "Stock Performance Graph" below except for one company for which data was not available.

    APPROVAL OF 1994 SALARY LEVELS. In October 1993, the Committee reviewed market analyses of base salaries and total compensation paid by the comparison group. Following that review, the Committee recommended, and the Board of Directors approved, a salary level for Mr. Breezley in 1994 of $550,000, a 16% increase over 1993. This salary level fell in the lowest quartile of bank holding companies in the market survey. In establishing Mr. Breezley's salary, the Committee considered U. S. Bancorp's ability to compete for new executives and retain executives currently in U. S. Bancorp's employ and the problems being experienced with salary compression at the top levels of U. S. Bancorp management. The Committee also reviewed U. S. Bancorp's three-year average total shareholder return, return on assets, and return on common equity as compared to the S&P Major Regional Banks Index. Salary levels for 1994 for U.
S. Bancorp's other executive officers were approved by the Board pursuant to recommendations by Mr. Breezley affirmed by the Committee based on similar factors as those considered in establishing Mr. Breezley's salary.

    Following the assumption by Mr. Cameron of the position of chief executive officer in January 1994, the Committee recommended, and the Board approved, an increase in his annual salary level to $525,000, effective February 1, 1994, commensurate with his new responsibilities.

    ANNUAL CASH INCENTIVE COMPENSATION. Annual cash incentive plans for U. S. Bancorp executive and management personnel which first became effective January 1, 1993, continued in effect for 1994. The Executive Annual Incentive Plan (the "Executive Plan") covers members of the Executive Management Committee (including Mr. Cameron throughout 1994) and is administered by the Committee. The Management Annual Incentive Plan (the "Management Plan") covers selected management executives who are not Executive Management Committee members and is administered by the Executive Management Committee. The two plans are otherwise quite similar. The Executive Plan and the Management Plan are collectively referred to as the "Annual Plans."

    The Annual Plans are designed to reward participants for the achievement of objective, measurable performance goals established to support U. S. Bancorp's strategic planning process. The Annual Plans contemplate the establishment each year of target awards, performance components and related success factors and relative weights, performance goals and additional modifier goals within each component, and performance percentages for each component. Performance components may relate to performance by U. S. Bancorp and its subsidiaries as a whole or by a principal operating group, business unit, support unit, or project shared by two or more operating groups or units. For each performance component, based on the level of achievement for the related success factors, a performance percentage is determined ranging from 0% for performance below a specified threshold level, to a minimum value of not less than 50% for performance equal to the threshold level, to 100% for performance equal to a specified target level, to a maximum value not to exceed 200% for performance equal to or above a specified outstanding performance level.

    The two corporate performance goals established for 1994 under the Annual Plans related to the degree of U. S. Bancorp's success in attaining specified levels for return on assets and operating revenue growth and were given equal weight. The Committee also recommended and the Board approved two corporate modifier goals, each weighted equally. The first compared U. S. Bancorp's 1994 return on assets, ratio of market price to book value per share ("market to book value ratio"), and ratio of market price to earnings per share with results achieved by a group of peer banks included in the S&P Major Regional Banks Index. The second modifier was based on U. S. Bancorp's overhead ratio for the 1994 fourth quarter. In February 1995, the Committee determined that the level of attainment of U. S. Bancorp's 1994 corporate performance goals, as adjusted by the degree to which the corporate modifier goals were achieved, was 84%.

    The 1994 target award established under the Executive Plan for Mr. Cameron by the Board of Directors, following the Committee's recommendation, was set at 50% of his 1994 base salary. An actual award of 47.6% of Mr. Cameron's 1994 base salary was approved in February 1995 in light of his contribution to the level of attainment of U.S. Bancorp's performance goals.

    With respect to other Executive Management Committee members (except Mr. Sznewajs, who was hired in April 1994), the Committee established target awards under the Executive Plan equal to 35% of their 1994 base salaries. The determination of each participant's performance components (other than corporate goals), relative weights, modifier goals, success factors and performance percentages was reviewed and approved by the Committee. In February 1995, the Committee approved, with Board concurrence, Mr. Cameron's determination of levels of achievement of the performance components assigned to other Executive Management Committee members, resulting in awards for 1994 ranging from 110% to 139% of target levels.

Decisions Regarding Stock-Based Incentive Compensation

    During  1993, the Committee undertook a comprehensive review and analysis of
U. S. Bancorp's long-term incentive compensation programs, which led to the adoption of the U. S. Bancorp 1993 Stock Incentive Plan (the "1993 Plan"). In adopting the 1993 Plan, the Committee, with Board concurrence, determined that long-term remuneration should be exclusively stock-based, and terminated the cash long-term incentive plan previously used to compensate top U. S. Bancorp executives.

    In March 1994, the Committee considered operational aspects of the 1993 Plan and approved annual grants of stock options and performance shares. The Committee then approved stock-based awards to members of the Executive Management Committee. Nonqualified stock options were awarded with a performance vesting component based on achievement of corporate performance goals for return on assets and market to book value ratio. Awards of performance shares intended to replace the cash component of U. S. Bancorp's long-term incentive compensation in prior years were made concurrently with the option grants. The performance shares are subject to vesting requirements based on attainment of specified levels of return on assets and the excess, if any, of total shareholder return over the median return of the S&P Major Regional Banks Index. See "Executive Compensation--Stock-Based Compensation."

    The grants of performance vesting options and performance shares are intended to provide a strong motivation among top executives to create additional equity value to shareholders by tying long-term compensation to measures of shareholder return. The size of individual grants, including grants to Mr. Cameron, were based upon a synthesis of three criteria: (i) potential payouts from both awards, under various performance scenarios, in relation to shareholder return; (ii) the market compensation surveys described above regarding levels of compensation for various executive positions; and (iii) the anticipated effect of the awards on U. S. Bancorp's ability to retain current executives and attract new talent. Past corporate performance was not considered in establishing the level of awards.

Discussion of Corporate Tax Deduction on Compensation in Excess of $1 Million

    Section 162(m) was added to the Code in 1993 to limit the deductibility of compensation paid to a covered employee in a taxable year to $1,000,000 plus performance-based and other qualifying compensation. The 1993 Plan was prepared and adopted with a view to qualifying awards of stock options, SARs and performance shares as performance-based compensation in light of requirements included in Section 162(m) and proposed regulations thereunder. The Committee has not otherwise adopted any policies under Section 162(m) with respect to compensation paid to U. S. Bancorp's executive officers. However, under the transition provisions of the proposed regulations, compensation attributable to options granted under prior stock option plans is expected to qualify as performance-based.

Compensation Committee Members

N. Stewart Rogers, Chairman
Franklin G. Drake
Robert Stevens Miller, Jr.
Paul A. Redmond
Andrew V. Smith
Benjamin R. Whiteley

                            STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns for the five-year period ended December 31, 1994, for the Common Stock, for the Standard & Poor's 500 composite stock index (the "S&P 500"), and for the S&P Major Regional Banks Index, in each case assuming investment of $100 at the close of business on the last trading day prior to January 1, 1990, and reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               U.S. Bancorp    S&P 500   S&P Major Regional Banks
Dec. 31, 1989            100        100                        100
1990                      81         97                         71
1991                     140        126                        128
1992                     170        136                        163
1993                     166        150                        172
1994                     156        152                        163

                        TRANSACTIONS WITH U. S. BANCORP

Compensation Committee Interlocks and Insider Participation

    Franklin G. Drake, Gerald W. Frank, Robert Stevens Miller, Jr., Paul A. Redmond, N. Stewart Rogers, Andrew V. Smith and Benjamin R. Whiteley were members of the Compensation Committee during 1994.

    Donald M. Drake Company, of which Mr. Drake is the chairman of the board, was awarded a contract in November 1992 to implement structural changes to upgrade the seismic capacity of the U. S. Bank Plaza, a 7-story building which adjoins U. S. Bancorp's headquarters office tower in Portland, Oregon. Payments under the contract were completed in 1994 and totaled approximately $6.25 million. Mr. Drake abstained from the discussion and voting on the award of the seismic improvement project by the Board of Directors following a competitive selection process.

    During 1994, certain directors (including each member of the Compensation Committee) and executive officers of U. S. Bancorp, their associates, and members of their immediate families were customers of U. S. Bancorp and its subsidiary banks. It is expected that directors, executive officers, their associates, and members of their immediate families will continue to be customers of U. S. Bancorp and its subsidiary banks in the future. Generally, transactions between U. S. Bancorp or its subsidiary banks and executive officers and directors of U. S. Bancorp, their associates and family members are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. A loan to one executive officer that was made on terms other than those summarized above is described below under "Other Transactions."

Other Transactions

    In connection with the relocation in 1989 of executive officer Phyllis J. Campbell to Seattle, Washington, U. S. Bancorp made a real estate loan to finance her purchase of a residence. The loan was made on the same terms as loans made to other U. S. Bancorp employees except that the interest rate per annum was fixed at 7 1/4%. Such interest rate would increase to 10 1/4% in the event of termination of her employment with U. S. Bancorp. The highest outstanding balance on Ms. Campbell's loan during 1994 and the balance at December 31, 1994, were $257,673 and $242,130, respectively.

    In connection with the Merger Agreement relating to the acquisition of Peoples Ban Corporation ("Peo-ples") in 1987, U. S. Bancorp entered into a shareholder agreement with certain holders of the common stock of Peoples pursuant to which such holders agreed to vote in favor of the merger of Peoples with a U. S. Bancorp subsidiary. Pursuant to this agreement, U. S. Bancorp has agreed to afford such holders, which are the holders of approximately 8.5 million shares of Common Stock included in those listed as beneficially owned by Mr. Green under "Voting Securities and Principal Shareholders" above, certain registration rights with respect to such shares of Common Stock (as well as shares issued as a result of any change in capitalization) (the "Registrable Securities"). U. S. Bancorp is obligated, under certain circumstances and subject to specified terms and conditions, to use its best efforts to register for sale under the federal and state securities laws the Registrable Securities of such holders (and certain transferees). Such holders may make written requests of U. S. Bancorp, until December 22, 1997, to effect a registration for sale of at least 1,080,000 shares (as adjusted) of Registrable Securities. Holders of Registrable Securities are entitled to an aggregate of three such registrations. U. S. Bancorp has also agreed to permit such holders to include their Registrable Securities in certain other registrations of Common Stock; under certain circumstances, any such registration would be counted against the holders' three registration opportunities. All expenses of such registration, other than underwriters' discounts and commissions applicable to the holders' Registrable Securities and fees and disbursements of the holders' counsel, will be paid by U. S. Bancorp. The agreement also contains certain indemnification provisions.

                       PROPOSAL 2: APPROVAL OF AMENDMENT
                                TO U. S. BANCORP
                           1993 STOCK INCENTIVE PLAN

    The U. S. Bancorp 1993 Stock Incentive Plan (the "Plan") was adopted in October 1993, amended and restated in February 1994, and approved as restated by the U. S. Bancorp shareholders at the 1994 annual meeting. The purpose of the Plan is to promote and advance the interests of U. S. Bancorp and its shareholders by enabling U. S. Bancorp to attract, retain, and reward key employees of U. S. Bancorp and its subsidiaries. The Plan is intended to strengthen the mutuality of interests between such employees and shareholders by offering stock options and other equity-based incentive awards to promote a proprietary interest in pursuing the long-term growth, profitability, and financial success of U. S. Bancorp.

    The Plan provides for stock-based awards ("Awards") to officers and other key employees of U. S. Bancorp and its subsidiaries, including employees who are also directors of U. S. Bancorp or one of its subsidiaries. The pool of U. S. Bancorp employees currently considered potentially eligible to receive Awards under the Plan numbers approximately 1,700.

    Awards which may be granted under the Plan include stock options, stock appreciation rights, restricted shares, performance shares, and other stock-based Awards. The Compensation Committee of the U. S. Bancorp Board of Directors (the "Committee") is charged with administering the Plan and determining the employees who are to receive Awards under the Plan and the types, amounts, and terms of such Awards. The Committee may delegate, to one or more officers of U. S. Bancorp, the power, authority and discretion of the Committee with respect to Awards granted to recipients who are not executive officers or directors of U. S. Bancorp.

    The securities which may be issued under the Plan are shares of Common Stock, which may be either authorized and unissued shares or reacquired
(treasury) shares. Subject to adjustment for changes in capitalization, the maximum number of shares which may be made the subject of Awards under the Plan shall not exceed 6,000,000 shares, plus the number of shares that remain authorized but not granted under the U. S. Bancorp 1985 Stock Option and SAR Plan (the "1985 Plan") (including shares subject to prior stock option plans and referred to in the 1985 Plan). At March 1, 1995, such additional number was approximately 279,100 shares. If an Award granted under the Plan or previously granted under a prior plan is canceled or expires, the shares covered by such Awards shall again become available for additional Awards under the Plan. The low sale price of the Common Stock on March 1, 1995, as reported in THE WALL STREET JOURNAL was $25.00.

Plan Amendment Relating to Change in Control

    As originally adopted, the Plan prohibited the acceleration of the time of vesting or exercisability of Awards upon the occurrence of a change in control, except for a special provision relating to performance shares. During 1994, the Committee revisited the issue and concluded that, due to the inclusion of change in control acceleration provisions in a substantial majority of comparable plans adopted by public companies in the United States, U. S. Bancorp had been placed at a competitive disadvantage in attracting and retaining top management personnel as a result of the Plan's general prohibition on acceleration.

    Accordingly, the Committee recommended and the Board approved an amendment to the Plan, subject to shareholder approval, to provide that each Award granted after November 17, 1994, shall be subject to the following acceleration provisions upon the occurrence of a change in control:

        (1) Any stock option or other Award requiring exercise, including stock options which contain restrictions on exercisability based on the attainment of performance goals, shall become exercisable in full immediately;

        (2) Any Award subject to restrictions on vesting, such as restricted stock, shall become fully vested; and

        (3) Performance shares and other Awards subject to performance goals except stock options shall be deemed to be earned to the extent of the greater of:

           (a) A number of shares determined by the Committee based on the extent to which the specified performance goals had been achieved by the end of the fiscal quarter ending before the change in control occurred; or

           (b) A pro rata number of shares based on the percentage of shares subject to the Award equal to the proportion of whole months in the performance period elapsed prior to occurrence of the change in control compared to the total number of months in the performance period.

    The foregoing provisions shall not apply to an Award, unless the applicable Award Agreement expressly provides otherwise, to the extent that such acceleration would result in an excess parachute payment under the Code. Also, such provisions shall not apply if the Committee determines that the use of the pooling method of accounting with respect to the change in control transaction would be materially beneficial to U. S. Bancorp and the acceleration of vesting, exercisability or payment of the Award would have a materially adverse effect on
U. S. Bancorp's ability to use such accounting method.

    For purposes of the Plan, a change in control is defined to include the following events: (i) any occurrence which would be required to be reported as a change in control by the SEC's proxy disclosure rules; (ii) the acquisition by a person or group (other than U. S. Bancorp or any of its subsidiaries or employee benefit plans) of 30% or more of the combined voting power of U. S. Bancorp's voting securities; (iii) individuals who, at the beginning of any period of 12 consecutive calendar months, constitute the Board of Directors, cease to constitute at least a majority thereof, unless each new director was approved by at least a majority of the directors then still in office who were directors at the beginning of such period; (iv) certain transactions involving the merger, or sale or other transfer of substantially all the assets, of U. S. Bancorp; or (v) approval by the shareholders of U. S. Bancorp of a plan of liquidation or dissolution of U. S. Bancorp.

    The general effect of the foregoing amendment to the Plan will be to accelerate the vesting or exercisability of Awards (other than performance shares) where such Awards would not have been accelerated under the original terms of the Plan. With respect to performance shares, the amendment provides two alternate formulas for determining the number of shares earned prior to occurrence of the change in control. Under the original terms of the Plan, performance shares, upon the occurrence of a change in control, would be deemed to have been earned pro rata based on the extent to which the specified performance goals had been attained prior to the change in control. The amendment will not affect the options in the table shown above under "Option Grants in Last Fiscal Year" or the performance shares shown in the table above under "Long-Term Incentive Plans-- Awards in Last Fiscal Year."

    In August 1994, the Committee recommended and the Board approved amendment of the Plan to provide for acceleration of exercisability in full of stock options granted after June 1, 1994 (other than options providing for acceleration of exercisability based upon attainment of specified performance goals) upon the occurrence of a change in control (except where acceleration would result in excess parachute payments or jeopardize use of the pooling method of accounting). This amendment, which did not apply to options held by
Section 16 "reporting persons," was not subject to shareholder approval.

Summary of Other Plan Provisions

    Following is a summary of other material provisions of the Plan.

    STOCK OPTIONS. Stock options granted under the Plan may be either incentive stock options meeting the requirements of Section 422 of the Code (or other tax-favored forms of options) or nonqualified options which are not entitled to favorable income tax treatment. Options granted under the Plan may expire not more than ten years from the date of grant. The exercise price per share must be at least 100 percent of the fair market value (defined as the low sale price as reported in THE WALL STREET JOURNAL) of a share of Common Stock on the date the option is granted.

    The Committee may specify other terms of a given option, including times of and conditions to exercisability and whether the shares issuable upon exercise shall be subject to any restrictions. Also, the Committee, in its discretion, may provide that, to the extent the option is exercised using previously-acquired shares of Common Stock, the option holder shall automatically be granted a replacement ("reload") option for a numbers of shares equal to (or equal to a portion of) the number of shares delivered upon exercise with an option price equal to the fair market value of a share of Common Stock on the date of exercise and subject to such other terms as the Committee shall determine. The number of shares subject to options granted to any employee during any five-calendar-year period shall not exceed 500,000.

    STOCK APPRECIATION RIGHTS. A recipient of SARs will receive, upon exercise, a payment (in cash or in shares of Common Stock or in any other form approved by the Committee) based on the excess (or portion of the excess) of the fair market value of a share of Common Stock on the date of exercise over the base price of the SARs, which shall not be less than the fair market value of a share of Common Stock on the date of grant. SARs may be granted in connection with options or other Awards granted under the Plan or may be granted as independent Awards. The number of shares subject to SARs granted to any participant during any five-calendar-year period shall not exceed 500,000.

    RESTRICTED SHARES. Awards of restricted shares of Common Stock shall be subject to such terms and conditions as the Committee deems appropriate. The restrictions will generally include a requirement that the restricted shares be forfeited upon termination of the participant's employment prior to the expiration of a specified period of time. From the date of issuance of restricted shares and prior to forfeiture, the recipient is entitled to the rights of a shareholder, including voting and dividend rights, except that any shares issued as a stock dividend shall be treated as additional restricted shares covered by the Award. The maximum number of restricted shares which may be granted during any calendar year shall not exceed 400,000.

    PERFORMANCE SHARES. Awards of performance shares are shares of Common Stock that are earned only if specified performance goals are attained during a designated performance cycle. Such performance goals may relate to U. S. Bancorp as a whole, a subsidiary, or an operating group, division or unit, as specified by the Committee. Earned performance Awards are paid at the end of the performance cycle in shares of Common Stock or a combination of cash and shares.

    Awards of performance shares to U. S. Bancorp executive officers shall be subject to the following additional requirements:

        (a) The performance goals  specified for such Awards  shall be based  on
    (i) U. S. Bancorp's return on average assets and (ii) the percentage by which U. S. Bancorp's total shareholder return (as defined in the Plan) exceeds the median total shareholder return of the S&P Major Regional Banks Index; and

        (b) The maximum number of shares which may be granted to any U. S. Bancorp executive officer pursuant to Awards of performance shares granted in any calendar year shall not exceed 60,000.

    OTHER STOCK-BASED AWARDS. The Committee may grant other Awards that involve payments or grants of shares of Common Stock or are measured by share equivalent units, including Awards valued using measures other than the market value of the Common Stock. The Plan thus provides needed flexibility to design future types of stock-based or stock-related Awards to attract and retain employees in a competitive environment. The number of shares of Common Stock subject to such Awards granted to any participant during any five-calendar-year period shall net exceed 500,000.

    OTHER TERMS OF AWARDS. The Committee, in its discretion, may provide that a recipient may pay the purchase or option price of shares subject to an Award, or any federal, state or local taxes or tax withholding associated with exercise or payment of an Award, by delivering previously owned shares of Common Stock (including restricted or performance shares), by surrendering other outstanding vested Awards, by reducing the number of shares otherwise issuable under the Award, by delivering a promissory note with terms acceptable to the Committee, or as otherwise approved by the Committee.

    In the event of a change in capitalization, the Committee may make such proportionate adjustments in the aggregate number of shares for which Awards may be granted under the Plan, the maximum number of shares which may be awarded to any participant, and the number of shares covered by, and the exercise or base price of, any outstanding Awards, as the Committee in its sole discretion may deem appropriate.

    DURATION, TERMINATION AND AMENDMENT. The Plan shall remain in effect until Awards have been granted covering all available shares under the Plan or the Plan is otherwise terminated by the Board of Directors. The Board may terminate the Plan at any time, but any such termination shall not affect any outstanding Awards. The Board of Directors may also amend the Plan from time to time, but may not, without shareholder approval, materially increase the benefits accruing to participants under the Plan, materially increase the aggregate number of shares of Common Stock which may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan. The Board or the Committee may also amend the Plan without shareholder approval to take into account changes in certain laws and regulations.

    The following table summarizes the benefits related to outstanding Awards under the Plan.

                              PLAN BENEFITS TABLE
                           1993 STOCK INCENTIVE PLAN

                                                                                         Number of
                                                                Number of     Dollar    Performance    Dollar
Name and Position                                                Options    Value (4)   Shares (5)    Value (6)
- - -------------------------------------------------------------  -----------  ----------  -----------  -----------
Gerry B. Cameron ............................................     58,252(1) $        0      19,417   $   485,425
 Chairman of the Board, Chief
 Executive Officer and President,
 U. S. Bancorp
Roger L. Breezley ...........................................      --           --          --           --
 Chairman of the Board and Chief Executive Officer,
 U. S. Bancorp
Robert D. Sznewajs ..........................................     20,408(1)     10,204       6,802       170,050
 Executive Vice President,
 U. S. Bancorp
Arland D. Hatfield ..........................................     19,417(1)          0       5,825       145,625
 Executive Vice President,
 U. S. Bancorp
Gary T. Duim ................................................     19,417(1)          0       5,825       145,625
 Executive Vice President,
 U. S. Bancorp
John D. Eskildsen ...........................................     15,534(1)          0       4,854       121,350
 Executive Vice President,
 U. S. Bancorp;
 President and Chief Executive Officer,
 U. S. Bank of Oregon
All Executive Officers as a Group............................    203,365(2)     10,204      51,460     1,286,500
All Employees as a Group,
 Excluding Executive Officers................................    513,500(3)          0      --           --

- - ------------------------
(1) Represents nonqualified options granted during 1994 as described under "Option Grants in Last Fiscal Year."

(2) Includes nonqualified options granted during 1994 as follows: options for 139,804 shares at an exercise price of $25.75; options for 20,408 shares at an exercise price of $24.50; options for 22,000 shares at an exercise price of $27.25; and options for 21,153 shares at an exercise price of $26.00. Of the foregoing, options for 160,212 shares are subject to acceleration of exercisability based on the satisfaction of performance goals. Options for 43,153 shares become exercisable as follows: 50% after one year, 80% after two years, and 100% after three years, and are subject to acceleration upon the occurrence of a change in control, subject to shareholder approval of the amendment to the Plan described above under "Plan Amendment Relating to Change in Control."

(3) Includes nonqualified options granted during 1994 as follows: options for 24,000 shares at an exercise price of $27.25 and options for 489,500 shares at an exercise price of $26.00. The options become exercisable as follows:
     50% after one year, 80% after two years, and 100% after three years. The options are not subject to acceleration of exercisability based on the satisfaction of performance goals. The exercisability of such options will be accelerated upon the occurrence of a change in control.

(4) Dollar value is calculated based on the amount by which the low sale price for the Common Stock reported in THE WALL STREET JOURNAL for March 1, 1995, $25.00, exceeds the exercise price of the indicated options, none of which were exercisable on March 1, 1995.

(5) Represents target awards of performance shares granted in 1994 as described under "Long-Term Incentive Plans--Awards in Last Fiscal Year."

(6) Dollar value is calculated by multiplying $25.00, the low sale price for the Common Stock on March 1, 1995, by the number of performance shares.

Federal Income Tax Consequences of Awards

    The following discussion summarizes the principal anticipated federal income tax consequences of grants of Awards under the Plan to participants and to U. S. Bancorp.

    TAX CONSEQUENCES TO PARTICIPANTS

Incentive Stock Options

    Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Code. No income results to a participant upon the grant of an incentive stock option or upon the issuance of shares when the option is exercised. The amount realized on the sale or taxable exchange of such shares in excess of the exercise price will be considered a capital gain, except that if such disposition occurs within one year after exercise of the option or two years after grant of the option, the participant will recognize compensation taxable at ordinary income tax rates measured by the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of shares, exceeds the exercise price. For purposes of determining alternative minimum taxable income, an incentive stock option is treated as a nonqualified option.

Nonqualified Stock Options

    No taxable income is recognized upon the grant of a nonqualified option. In connection with the exercise of a nonqualified option, a participant will generally realize ordinary income measured by the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The participant's cost basis in the acquired shares is the fair market value of the shares on the exercise date. Any gain upon sale of the shares is capital gain.

Payment of Exercise Price in Shares

    The Committee may permit participants to pay all or a portion of the exercise price using previously owned shares of Common Stock. If an option is exercised and payment is made in previously held shares, there is no taxable gain or loss to the participant other than any gain recognized as a result of exercise of the option, as described above.

Stock Appreciation Rights

    The grant of a SAR to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will realize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares of Common Stock or other property delivered to the participant.

Restricted and Performance Share Awards

    Generally, a participant will not recognize  any income upon issuance of  an
Award of restricted shares or performance shares which are subject to forfeiture. Dividends paid with respect to Awards during a restriction period or performance cycle prior to the vesting of such Awards will be taxable as ordinary income to the participant. Generally, a participant will recognize compensation income upon the vesting of restricted shares or performance shares in an amount equal to the amount of cash payable to the participant plus the fair market value of shares of Common Stock or other property delivered to the participant. However, a participant may elect to recognize compensation income, upon the grant of restricted shares, based on the fair market value of the shares of Common Stock subject to such Award at the date of grant. If a participant makes such an election, dividends paid with respect to such restricted shares will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional income when the restricted shares vest.

    TAX CONSEQUENCES TO U. S. BANCORP AND ITS SUBSIDIARIES (THE "EMPLOYERS")

    To the extent participants qualify for capital gains treatment with respect to the sale of shares acquired pursuant to exercise of an incentive stock option, the Employers will not be entitled to any tax deductions in connection with incentive stock options. In all other cases, the Employers will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to participants as ordinary income with respect to Awards. If a participant who receives an Award of restricted shares makes the special election described above, the Employers will not be entitled to deduct dividends paid with respect to such restricted shares.

Recommendation by the Board of Directors; Vote Required

    The Board of Directors recommends that the shareholders vote FOR approval of the amendment to the U. S. Bancorp 1993 Stock Incentive Plan relating to acceleration of Awards upon a change in control. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the 1995 annual meeting is required for approval.

                       PROPOSAL 3: SELECTION OF AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the current year. Deloitte & Touche LLP has examined the financial statements of U. S. Bancorp since January 1, 1969. It is expected that representatives of Deloitte & Touche LLP will be present at the shareholders meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Recommendation by the Board of Directors; Vote Required

    Although the selection of auditors is not required to be submitted to a vote of the shareholders, the Board has decided to ask the shareholders to approve the selection and recommends that the shareholders vote FOR approval. If a majority of the shares of Common Stock represented at the annual meeting does not vote to approve the selection, the Board will reconsider the selection.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals submitted for inclusion in the 1996 proxy materials and consideration at the 1996 annual meeting must be received on or before November 13, 1995. Proposals should be sent to U. S. Bancorp, Attention:
Corporate Secretary Division, P.O. Box 2200, Portland, Oregon 97208-2200.

                                 OTHER BUSINESS

    While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, U. S. Bancorp has no knowledge of any matters to be presented at the meeting other than the election of directors, an amendment to the U. S. Bancorp 1993 Stock Incentive Plan, and selection of auditors. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented. U. S. Bancorp's Bylaws permit business to be brought before the annual meeting by a shareholder of record, provided that the shareholder has given written notice to
U. S. Bancorp of his or her intention to present such business at the meeting, including a brief description of such business, in the time and manner specified for shareholder director nominations discussed above under "Proposal 1: Election of Directors."

                                          By order of the Board of Directors
                                          CLIFFORD N. CARLSEN, Jr.
                                          SECRETARY

March 13, 1995

PROXY
                                 U.S. BANCORP

                        ANNUAL MEETING, APRIL 18, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Franklin G. Drake, Paul A. Redmond, and Benjamin
R. Whiteley, and each of them, Proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of U.S. Bancorp ("Bancorp") on April 18, 1995, and any adjournments thereof, with all powers that the undersigned would possess if personally present. A majority of the Proxies or substitutes present at the meeting may exercise all powers granted hereby.

Election of Director, Nominees:

G. Cameron, C. Chambers, F. Drake, R. Dryden, J. Green,
R. Miller, P. Redmond, N. Rogers, B. Whiteley


Change of Address


- - --------------------------------------------------------------------------


- - --------------------------------------------------------------------------


- - --------------------------------------------------------------------------


- - --------------------------------------------------------------------------
(If you have a change of address please indicate above.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED
UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                     SEE REVERSE
                                                                        SIDE
                            FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                              9318

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, and 3.

                                            FOR      WITHHOLD
1.  ELECTION OF DIRECTORS                   / /        / /

                                                     WITHHELD AS TO ALL NOMINEES
FOR ALL NOMINEES EXCEPT
THE FOLLOWING:
              -------------------------
                                            FOR      AGAINST      ABSTAIN
2.  PROPOSAL TO APPROVE AN AMENDMENT TO     / /        / /          / /
THE U.S. BANCORP 1993 STOCK INCENTIVE
PLAN

                                            FOR      AGAINST      ABSTAIN
3. PROPOSAL TO APPROVE THE SELECTION OF     / /        / /          / /
DELOITTE & TOUCHE LLP AS INDEPENDENT
AUDITORS FOR BANCORP


Signature(s)                                                  DATE
            -------------------------------------------------     --------------
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE

                                  U. S. BANCORP
                            1993 STOCK INCENTIVE PLAN
                             AS AMENDED AND RESTATED
                                NOVEMBER 17, 1994

                                  U. S. BANCORP
                            1993 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                  PAGE

ARTICLE 1  ESTABLISHMENT AND PURPOSE . . . . . . . . . . . . . . . . . . . .   1
     1.1  Establishment; Restatement . . . . . . . . . . . . . . . . . . . .   1
     1.2  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  Other Option Plans . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.2  Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 3  ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.2  Composition of the Committee . . . . . . . . . . . . . . . . . . .   7
     3.3  Authority of the Committee . . . . . . . . . . . . . . . . . . . .   7
     3.4  Delegation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.5  Liability of Committee Members . . . . . . . . . . . . . . . . . .   8
     3.6  Costs of Plan. . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 4  DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN . . . . . . .   8
     4.1  Duration of the Plan . . . . . . . . . . . . . . . . . . . . . . .   8
     4.2  Shares Subject to the Plan . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 5  ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 6  AWARDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     6.1  Types of Awards. . . . . . . . . . . . . . . . . . . . . . . . . .   9
     6.2  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     6.3  Nonuniform Determinations. . . . . . . . . . . . . . . . . . . . .  10
     6.4  Award Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  10
     6.5  Provisions Governing All Awards. . . . . . . . . . . . . . . . . .  10

ARTICLE 7  OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.1  Types of Options . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.2  General; Limitation on Number of Options . . . . . . . . . . . . .  14
     7.3  Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.4  Option Term. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.5  Time of Exercise . . . . . . . . . . . . . . . . . . . . . . . . .  15

     7.6  Special Rules for Incentive Stock Options. . . . . . . . . . . . .  15
     7.7  Restricted Shares. . . . . . . . . . . . . . . . . . . . . . . . .  15
     7.8  Reload Options . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 8  STOCK APPRECIATION RIGHTS . . . . . . . . . . . . . . . . . . . .  16
     8.1  General; Limitation on Number of SARs. . . . . . . . . . . . . . .  16
     8.2  Nature of Stock Appreciation Right . . . . . . . . . . . . . . . .  16
     8.3  Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     8.4  Form of Payment. . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 9  RESTRICTED SHARE AWARDS . . . . . . . . . . . . . . . . . . . . .  16
     9.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     9.3  Restriction Period . . . . . . . . . . . . . . . . . . . . . . . .  17
     9.4  Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     9.5  Settlement of Restricted Share Awards. . . . . . . . . . . . . . .  18
     9.6  Rights as a Shareholder. . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 10  PERFORMANCE SHARE AWARDS . . . . . . . . . . . . . . . . . . . .  18
     10.1  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     10.2  Nature of Performance Share Awards. . . . . . . . . . . . . . . .  18
     10.3  Performance Cycles. . . . . . . . . . . . . . . . . . . . . . . .  18
     10.4  Performance Goals . . . . . . . . . . . . . . . . . . . . . . . .  18
     10.5  Determination of Awards . . . . . . . . . . . . . . . . . . . . .  19
     10.6  Timing and Form of Payment. . . . . . . . . . . . . . . . . . . .  19
     10.7  Rights as a Shareholder . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 11  OTHER STOCK BASED AND COMBINATION AWARDS . . . . . . . . . . . .  20
     11.1  Other Stock-Based Awards. . . . . . . . . . . . . . . . . . . . .  20
     11.2  Combination Awards. . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 12  DEFERRAL ELECTIONS . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 13  DIVIDEND EQUIVALENTS . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 14  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. . . . . . . . .  21
     14.1  Plan Does Not Restrict Bancorp. . . . . . . . . . . . . . . . . .  21
     14.2  Adjustments by the Committee. . . . . . . . . . . . . . . . . . .  21

ARTICLE 15  AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . . . . .  22

ARTICLE 16  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .  22
     16.1  Tax Withholding . . . . . . . . . . . . . . . . . . . . . . . . .  22
     16.2  Unfunded Plan . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     16.3  Payments to Trust . . . . . . . . . . . . . . . . . . . . . . . .  22
     16.4  Annulment of Awards . . . . . . . . . . . . . . . . . . . . . . .  22

     16.5  Engaging in Competition With Bancorp. . . . . . . . . . . . . . .  23
     16.6  Other Bancorp Benefit and Compensation Programs . . . . . . . . .  23
     16.7  Securities Law Restrictions . . . . . . . . . . . . . . . . . . .  23
     16.8  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 17  SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . .  24

                                  U. S. BANCORP
                            1993 STOCK INCENTIVE PLAN

                                    ARTICLE 1
                            ESTABLISHMENT AND PURPOSE


          1.1 ESTABLISHMENT; RESTATEMENT. U. S. Bancorp, an Oregon corporation ("Bancorp"), established the U. S. Bancorp 1993 Stock Incentive Plan (the "Plan") effective as of October 21, 1993, amended and restated the Plan effective February 17, 1994, and further amended and restated the Plan in the present form effective November 17, 1994, subject to shareholder approval as provided in Article 17.

          1.2 PURPOSE. The purpose of the Plan is to promote and advance the interests of Bancorp and its shareholders by enabling Bancorp to attract, retain, and reward key employees of Bancorp and its Subsidiaries. It is also intended to strengthen the mutuality of interests between such employees and Bancorp's shareholders. The Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Bancorp.

          1.3 OTHER OPTION PLANS. The Plan shall be separate from the following existing plans (the "Prior Plans"):

          U. S. Bancorp 1973 Nonqualified Stock Option Plan (the "1973
     Plan")

          U. S. Bancorp 1984 Incentive Stock Option Plan (the "1984 Plan")

          U. S. Bancorp 1985 Stock Option and SAR Plan (the "1985 Plan")

The Plan shall neither affect the operation of the Prior Plans nor be affected by the Prior Plans, except as follows:

          (a) No further stock options will be granted under any of the Prior Plans after the date the Plan is approved by Bancorp's shareholders as described in Article 17; and

          (b) The number of Shares which may be made subject to Awards under the Plan shall be adjusted, pursuant to Section 4.2, to reflect cancellation or expiration of options previously granted under the Prior Plans.

                                    ARTICLE 2
                                   DEFINITIONS

          2.1 DEFINED TERMS. For purposes of the Plan, the following terms shall have the meanings set forth below:

            "ACQUIRING PERSON" shall mean any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), as such Section and Rule are in effect as of the Grant Date; provided, however, that the term Acquiring Person shall not include (a) Bancorp or any of its Subsidiaries, (b) any employee benefit plan of Bancorp or any of its Subsidiaries, (c) any entity holding voting capital stock of Bancorp for or pursuant to the terms of any such employee benefit plan, or (d) any person or group solely because such person or group has voting power with respect to capital stock of Bancorp arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

          "AWARD" means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Share Awards, Performance Share Awards, or Other Stock-Based Awards pursuant to the Plan.

          "AWARD AGREEMENT" means an agreement as described in Section 6.4 evidencing an Award under the Plan.

          "BOARD" means the Board of Directors of Bancorp.

          "CHANGE IN CONTROL" shall mean:

          (a) A change in control of Bancorp of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the Grant Date pursuant to the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of Voting Securities; or

          (b) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by Bancorp shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

          (c) There shall be consummated (i) any consolidation or merger of Bancorp in which Bancorp is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of Bancorp in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Bancorp, provided that any such consolidation, merger, sale, lease, exchange, or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a Change in Control; or

          (d) Approval by the shareholders of Bancorp of any plan or proposal for the liquidation or dissolution of Bancorp.

          "CHANGE IN CONTROL DATE" shall mean the first date following the Grant Date on which a Change in Control has occurred.

          "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section shall be construed to refer to the successor provision to such Code section.

          "COMMITTEE" means the Compensation Committee of the Board (or a successor committee appointed by the Board to administer the Plan as provided in
Article 3 of the Plan).

          "COMMON STOCK" means the $5 par value Common Stock of Bancorp or any security of Bancorp issued in substitution, exchange, or lieu thereof.

          "CONTINUING RESTRICTION" means a Restriction described in Sections 6.5(g), 16.4, 16.5, and 16.7 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

          "BANCORP" means U. S. Bancorp, an Oregon corporation, or any successor corporation.

          "DISABILITY" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. However, the Committee may, by resolution, change the foregoing definition of "Disability" or may adopt a different definition for purposes of specific Awards.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to successor provisions to such section or rule.

          "FAIR MARKET VALUE" - For all purposes of the Plan, the "Fair Market Value" of Shares on a particular day shall be determined without regard to any restrictions (other than a restriction which, by its terms, will never lapse) and shall mean:

          (a) The low sale price as reported for that day in THE WALL STREET JOURNAL by the National Market System of the National
     Association of Securities Dealers Automated Quotation System (NASDAQ);
     or

          (b) If the low sale price is not reported in THE WALL STREET JOURNAL for that day, the low sale price quoted by NASDAQ for that day.

          If no sale price is reported in THE WALL STREET JOURNAL or quoted by NASDAQ for that day, the low sale price reported or quoted for the immediately preceding day on which it was reported or quoted shall be used. In the event Common Stock becomes listed on a stock exchange, the Committee may, by resolution, revise the foregoing definition of Fair Market Value by reference to trading prices as reported for such stock exchange.

          "INCENTIVE STOCK OPTION" or "ISO" means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code.

          "NONQUALIFIED OPTION" or "NQO" means any Option granted pursuant to the Plan that is not a Statutory Option.

          "OPTION" includes a Statutory Option, an ISO, and an NQO.

          "OTHER STOCK-BASED AWARD" means an Award as defined in Section 11.1.

          "PARTICIPANT" means an employee of Bancorp or a Subsidiary who is granted an Award under the Plan.

          "PERFORMANCE SHARE AWARD" means an Award granted pursuant to the provisions of Article 10 of the Plan, the Vesting of which is contingent on performance attainment.

          "PERFORMANCE CYCLE" means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

          "PERFORMANCE GOAL" means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

          "PERFORMANCE SHARE" means a Share granted under and subject to a Performance Share Award.

          "PLAN" means this U. S. Bancorp 1993 Stock Incentive Plan, as set forth herein and as it may be hereafter amended and from time to time.

          "PRIOR PLANS" mean the previous stock option plans of Bancorp described in Section 1.3.

          "ROAA" or "RETURN ON AVERAGE ASSETS" means a performance goal equal to, for any fiscal period, the ratio, expressed as a percentage, of Bancorp's net income for the period (excluding extraordinary gains from the sale of assets) to the daily average of the book value of Bancorp's assets during the period.

          "REPORTING PERSON" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

          "RESTRICTED SHARE" means a Share granted under and subject to a Restricted Share Award.

          "RESTRICTED SHARE AWARD" means an Award granted pursuant to the provisions of Article 9 of the Plan.

          "RESTRICTION" means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

          "RETIREMENT" means retirement under the U. S. Bancorp Retirement Plan. However, the Committee may, by resolution, change the foregoing definition of "Retirement" or may adopt a different definition for purposes of specific Awards.

          "SHARE" means a share of Common Stock.

          "STATUTORY OPTION" means an Incentive Stock Option or any other form of stock option that is intended to meet the requirements specified in the Code (as the Code may be amended from time to time) for favorable income tax treatment for the Participant, for Bancorp, or for both.

          "STOCK APPRECIATION RIGHT" or "SAR" means an Award providing a benefit based on the appreciation of Common Stock granted pursuant to the provisions of
Article 8 of the Plan.

          "SUBSIDIARY" means a "subsidiary corporation" of Bancorp, within the meaning of Section 425 of the Code, namely any corporation in which Bancorp directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

          "TSR" or "TOTAL SHAREHOLDER RETURN" means a performance goal equal to, for any fiscal year, the ratio, expressed as a percentage, of:

          (a)  The excess of:

               (1) The average daily stock price (based on the mean between the high and low stock trading prices for each day) of the Shares for each trading day of the last fiscal quarter of a fiscal year of Bancorp (or, for purposes of a short fiscal period, of the last fiscal quarter of such period); less

               (2) The average daily stock price (computed in the same manner as described above) of the Shares for the last fiscal quarter of the preceding fiscal year (the "Base
          Price"); plus

               (3) The sum of all cash dividends paid with respect to the Shares during the fiscal year (or, for purposes of a short fiscal period, during the portion of the fiscal year), treating each cash dividend as if it was reinvested in Shares at the Base Price on the dividend payment date; over

          (b)  The Base Price.

          "VEST" or "VESTED" means:

          (a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

          (b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

          (c) In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

          (d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

          "VOTING SECURITIES" shall mean Bancorp's issued and outstanding securities ordinarily having the right to vote at elections of directors.

          2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan shall also include the opposite gender; and the definition of any term in Section 2.1 in the singular shall also include the plural, and vice versa.

                                    ARTICLE 3
                                 ADMINISTRATION

          3.1 GENERAL. The Plan shall be administered by the Committee or a successor committee as described in Section 3.2.

          3.2 COMPOSITION OF THE COMMITTEE. The Committee shall consist of not less than a sufficient number of members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. The Board may from time to time remove members from, or add members to, the Committee.
Vacancies on the Committee, however caused, shall be filled by the Board.   The
Board may, without amendment of the Plan, transfer the duties of the Committee to another committee meeting the requirements of Rule 16b-3.

          3.3 AUTHORITY OF THE COMMITTEE. The Committee shall have full power and authority to administer the Plan in its sole discretion, including the authority to:

          (a)  Construe and interpret the Plan and any Award Agreement;

          (b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

          (c)  Select the employees who shall be granted Awards;

          (d) Determine the number and types of Awards to be granted to each such Participant;

          (e) Determine the number of Shares, or Share equivalents, to be subject to each Award;

          (f) Determine the option price, purchase price, base price, or similar feature for any Award; and

          (g) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, shall be final, conclusive, and binding on all Participants.

                    3.4 DELEGATION. Notwithstanding the foregoing, the Committee may delegate to one or more officers of Bancorp the authority to exercise on behalf of the Committee any power, authority, or discretion of the Committee with respect to Awards granted to Participants who are not Reporting Persons. Matters which the Committee may delegate include, but are not limited to: (a) determining the recipients, types, amounts, and terms of Awards to be granted to Participants who are not Reporting Persons; (b) the acceleration of the time when such an Award becomes Vested; and (c) elections and determinations with respect to exercise or payment of such an Award.

          3.5 LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

          3.6 COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by Bancorp.

                                    ARTICLE 4
               DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

          4.1 DURATION OF THE PLAN. The Plan is effective October 21, 1993, subject to approval by Bancorp's shareholders as provided in Article 17. The Plan shall remain in effect until Awards have been granted covering all the available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan shall not affect outstanding Awards.

          4.2  SHARES SUBJECT TO THE PLAN.

          (a) SHARES. The shares which may be made subject to Awards under the Plan shall be Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares shall be issued under the Plan.

          (b)  GENERAL LIMITATION ON AWARDS.  Subject to adjustment pursuant to
Article 14, the maximum number of Shares for which Awards may be granted under the Plan shall not exceed 6,000,000 Shares, plus the number of Shares that remain available for grants of options under the Prior Plans as of the date the Plan is approved by Bancorp's shareholders as provided in Article 17. The aggregate number of Shares which may be subject to

Awards under the Plan and options under the Prior Plans (including options previously granted and exercised or outstanding under the Prior Plans as of the effective date of the Plan) shall not exceed 8,250,000 Shares, as adjusted under the Plan and the Prior Plans to reflect changes in capitalization.

          (c) ANNUAL LIMITATION. Subject to adjustment pursuant to Article 14, the maximum number of Shares for which Restricted Share Awards may be granted during any calendar year shall not exceed 400,000 Shares.

          (d) CANCELLATION OR EXPIRATION OF AWARDS. If an Award under the Plan (or any option previously granted under the Prior Plans) is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards (or options under the Prior Plans) shall again become available for additional Awards under the Plan.

                                    ARTICLE 5
                                   ELIGIBILITY

          Officers and other key employees of Bancorp and its Subsidiaries (including employees who may also be directors of Bancorp or a Subsidiary) who, in the Committee's judgment, are or will be contributors to the long-term success of Bancorp shall be eligible to receive Awards under the Plan.

                                    ARTICLE 6
                                     AWARDS

          6.1 TYPES OF AWARDS. The types of Awards that may be granted under the Plan are:

          (a)  Options governed by Article 7 of the Plan;

          (b)  Stock Appreciation Rights governed by Article 8 of the
      Plan;

          (c)  Restricted Share Awards governed by Article 9 of the Plan;

          (d)  Performance Share Awards governed by Article 10 of the
      Plan; and

          (e)  Other Stock-Based Awards or combination awards governed by
      Article 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

          6.2 GENERAL. Subject to the limitations of the Plan, the Committee may cause Bancorp to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, shall deem appropriate.
Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

          6.3 NONUNIFORM DETERMINATIONS. The Committee's determinations under the Plan or under one or more Award Agreements, including without limitation,
(a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

          6.4 AWARD AGREEMENTS. Each Award shall be evidenced by a written Award Agreement between Bancorp and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

          6.5 PROVISIONS GOVERNING ALL AWARDS. All Awards shall be subject to the following provisions:

          (a) ALTERNATIVE AWARDS. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically shall cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

          (b) RIGHTS AS SHAREHOLDERS. No Participant shall have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

          (c) EMPLOYMENT RIGHTS. Neither the adoption of the Plan nor the granting of any Award shall confer on any person the right to continued employment with Bancorp or any Subsidiary, nor shall it interfere in any way with the right of Bancorp or a Subsidiary to terminate such person's employment at any time for any reason, with or without cause.

          (d)  NONTRANSFERABLE.  Each Award (other than Shares after they
       Vest) shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable (if exercise is required) during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, Awards may be surrendered to Bancorp pursuant to Section 6.5(h) in connection with the payment of the purchase or option price of another Award.

          (e) TERMINATION OF EMPLOYMENT. The terms and conditions under which an Award may be exercised, if at all, after a Participant's termination of employment shall be determined by the Committee and specified in the applicable Award Agreement.

          (f) PAYMENT OF PURCHASE PRICE AND WITHHOLDING. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for the Shares or other property issuable pursuant to the Award, or the Participant's federal, state, or local tax, or tax withholding, obligation with respect to such issuance in whole or in part by any one or more of the following:

               (i) By delivering previously owned Shares (including Restricted Shares or Performance Shares, whether or not Vested);

               (ii) By surrendering other outstanding Vested Awards under the Plan denominated in Shares or in Share equivalent units;

               (iii) By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

               (iv) By delivering to Bancorp a promissory note payable on such terms and over such period as the Committee shall determine;

               (v) By delivery (in a form satisfactory to the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

                    (A)  To sell Shares subject to the Award and
               to deliver all or a part of the sales proceeds to Bancorp in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

                    (B) To pledge Shares subject to the Award to the broker as security for a loan and to deliver all or a part of the loan proceeds to Bancorp in payment of all or a part of the option price and taxes or withholding taxes attributable to the issuance; or

               (vi) In any combination of the foregoing or in any other form approved by the Committee.

       If Restricted Shares or Performance Shares are surrendered in full or partial payment of the purchase or option price of Shares issuable under an Award, a corresponding number of the Shares issued upon exercise of the Award shall be Restricted Shares or Performance Shares subject to the same Restrictions as the surrendered Restricted Shares or Performance Shares. Shares withheld or surrendered as described above shall be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person shall be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

                    (g)  REPORTING PERSONS.  With respect to all
               Awards granted to Reporting Persons:

                         (i)  Options (or other Awards
                    requiring exercise) shall not be
                    exercisable until at least six months
                    after the date the Award was granted,
                    except in the case of the death or
                    Disability of the Participant; and

                         (ii)  Shares issued pursuant to any
                    Award (other than Options or other
                    Awards requiring exercise) may not be
                    sold by the Participant for at least six months after acquisition, except in the case of the death or Disability of the Participant;

               provided, however, that (unless an Award Agreement expressly provides otherwise) the limitation of this Section 6.5(g) shall apply only if or to the extent required by Rule 16b-3 under the Exchange Act. Award Agreements for Awards to Reporting Persons shall also comply with any future restrictions imposed by such Rule 16b-3.

                    (h)  SERVICE PERIODS.  At the time of
               granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

                    (i)  CHANGE IN CONTROL PROVISIONS.  Each
               Award Agreement with respect to an Award granted after November 17, 1994, shall include a provision that as of a Change in Control Date:

                              (A)  An Option or other
                         Award requiring exercise shall
                         become fully and immediately
                         exercisable, notwithstanding
                         any other limitations on
                         exercise;

                              (B)  An Award subject to
                         Restrictions shall become
                         fully Vested; or

                              (C)  A Performance Share
                         or other Award subject to
                         Performance Goals (other than
                         an Option Award where the
                         exercisability of the Option
                         is wholly or partially based
                         on attaining Performance
                         Goals, which shall be governed
                         by paragraph A above) shall be
                         deemed to have been earned to
                         the extent of the greater of:

                                   (1)  A number
                              of Shares determined
                              by the Committee
                              based on the extent
                              to which the
                              Performance Goals
                              specified in the
                              Award Agreement have
                              been achieved during
                              the portion of the
                              Performance Cycle
                              ending on the last
                              day of the last
                              fiscal quarter of
                              Bancorp ending on or
                              before the Change in
                              Control Date; or

                                   (2)  A pro rata
                              number of Shares
                              equal to the product
                              of the Target Shares
                              identified in the
                              Award Agreement
                              multiplied by a
                              fraction with a
                              numerator equal to
                              the whole number of
                              calendar months
                              beginning on or
                              after the Grant Date
                              and ending on or
                              before the Change in
                              Control Date and a
                              denominator equal to
                              the number of
                              calendar months in
                              the entire
                              Performance Cycle
                              specified in the
                              Award Agreement.

               Each Award Agreement with respect to outstanding
               Option Awards (other than Option Awards where the exercisability of the Option can be accelerated based on attaining Performance Goals) granted before November 17, 1994, shall be amended to include similar Change in Control provisions. However, each Award Agreement that includes a Change in Control provision shall be subject to the following limitation:

                         If the Committee in good faith
                    adopts a resolution that (i) the use of
                    the pooling method of accounting with
                    respect to the Change in Control
                    transaction would be materially
                    beneficial to Bancorp, and (ii) the
                    acceleration of the exercisability,
                    Vesting, or earning of the Award in
                    connection with the Change in Control
                    would have a materially adverse effect
                    on Bancorp's ability to use the pooling
                    method of accounting with respect to the Change in Control, then the Award shall not be accelerated on account of the Change in Control.

               Unless the Committee expressly provides otherwise in a specific Award Agreement, an Award shall become exercisable, become Vested, or become earned as of a Change in Control Date only if, or to the extent, such acceleration in the exercisability, Vesting, or earning of the Award does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

                                    ARTICLE 7
                                     OPTIONS

          7.1 TYPES OF OPTIONS. Options granted under the Plan may be in the form of Statutory Options (including Incentive Stock Options) or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option shall identify the Option as an ISO, other Statutory Option, or an NQO. In the event the Code is amended to provide for tax-favored forms of Statutory Options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of Statutory Options.

          7.2 GENERAL; LIMITATION ON NUMBER OF OPTIONS. Options shall be subject to the terms and conditions set forth in Article 6 and this Article 7 and Award Agreements governing Options shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable. The number of Shares subject to Options granted under the Plan to any Participant during any five-calendar-year period shall not exceed 500,000.

          7.3 OPTION PRICE. Each Award Agreement for Options shall state the option exercise price per Share of Common Stock purchasable under the Option, which shall not be less than 100 percent of the Fair Market Value of a Share on the date an Option is granted.

          7.4 OPTION TERM. The Award Agreement for each Option shall specify the term, which shall not exceed 10 years from the date of grant, during which the Option may be exercised, as determined by the Committee.

          7.5 TIME OF EXERCISE. The Award Agreement for each Option shall specify, as determined by the Committee:

          (a) The time or times when the Option shall become exercisable and whether the Option shall become exercisable in full or in graduated amounts based on: (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of performance goals or criteria specified in the Award Agreement, or
       (iii) a combination of continuation of employment and satisfaction of performance goals or criteria;

          (b) Such other terms, conditions, and restrictions as to when the Option may be exercised as shall be determined by the Committee; and

          (c) The extent, if any, that the Option shall remain exercisable after the Participant ceases to be an employee of Bancorp or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable shall be accelerated or otherwise modified in the event of the death, Disability, or Retirement of the Participant. The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

          7.6 SPECIAL RULES FOR INCENTIVE STOCK OPTIONS. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement shall conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Bancorp or a Subsidiary. ISOs may not be granted under the Plan after ten years following the date specified in Section 4.1, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

          7.7 RESTRICTED SHARES. In the discretion of the Committee, the Award Agreement for an Option may provide that the Shares issuable upon exercise of an Option shall be Restricted Shares, subject to Restrictions specified in the Award Agreement.

          7.8 RELOAD OPTIONS. The Committee, in its discretion, may provide in an Award Agreement for an Option that in the event all or a portion of the Option is exercised by the Participant using previously acquired Shares, the Participant shall automatically be granted (subject to the available pool of Shares subject to grants of Awards as specified in Section 4.2 of the Plan) a replacement Option (with an option price equal to the Fair Market Value of a Share on the date of such exercise) for a number of Shares equal to (or equal to a portion of) the number of Shares surrendered upon exercise of the Option.
Such

Reload Option features may be subject to such terms and conditions as the Committee shall determine, including without limitation, a condition that the Participant retain the Shares issued upon exercise of the Option for a specified period of time.

                                    ARTICLE 8
                            STOCK APPRECIATION RIGHTS

          8.1 GENERAL; LIMITATION ON NUMBER OF SARS. Stock Appreciation Rights or SARs shall be subject to the terms and conditions set forth in Article 6 and this Article 8 and Award Agreements governing Stock Appreciation Rights shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable. The number of Shares subject to SARs granted under the Plan to any Participant during any five-calendar-year period shall not exceed 500,000.

          8.2 NATURE OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee shall determine at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR shall have been exercised. The base price shall be designated by the Committee in the Award Agreement for the SAR and shall be the Fair Market Value of a Share on the grant date of the SAR or such other higher price as the Committee shall determine.

          8.3 EXERCISE. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR shall be automatically exercised on one or more specified dates or upon the satisfaction of performance goals or criteria or one or more other conditions specified by the Committee in the SAR Award Agreement. In the case of SARs granted to Reporting Persons, exercise of the SAR shall be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

          8.4 FORM OF PAYMENT. Payment upon exercise of a Stock Appreciation Right may be made in cash, in installments, in Shares, or in any other manner or combination of such methods, or in any other form as the Committee, in its discretion, shall determine.

                                    ARTICLE 9
                             RESTRICTED SHARE AWARDS

          9.1 GENERAL. Restricted Share Awards shall be subject to the terms and conditions of Article 6 and this Article 9 and Award Agreements governing Restricted Shares shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

          9.2 NATURE OF RESTRICTED SHARE AWARDS. A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Bancorp upon termination of Participant's employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares.
Each Participant receiving a Restricted Share may be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and bearing a legend referring to the Restrictions set forth in the Award Agreement, and shall execute a stock power in blank with respect to the Shares evidenced by such certificate. The certificate evidencing such Restricted Shares and the stock power shall be held in custody by Bancorp until the Restrictions thereon shall have lapsed.

          9.3 RESTRICTION PERIOD. Award Agreements for Restricted Share Awards shall provide that Restricted Shares may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Shares, the Participant must remain in the employment of Bancorp or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of a Restricted Share Award or the Restricted Shares received under or governed by the Restricted Share Award (other than surrender to Bancorp pursuant to Section 6.5(h)). The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant shall be entitled to settlement of the Restricted Share Award or portion thereof, as the case may be. Although Restricted Share Awards shall usually Vest based on continued employment and Performance Share Awards under Article 10 shall usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Share Awards on attainment of Performance Goals as well as continued employment. In such case, the Restriction Period for such a Restricted Share Award shall include the period prior to satisfaction of the Performance Goals. The Committee, in its discretion, may accelerate the Vesting of any Restricted Share Award.

          9.4 FORFEITURE. If a Participant ceases to be an employee of Bancorp or a Subsidiary during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement) or otherwise fails to satisfy the conditions specified in an Award Agreement, the Award Agreement may require that all non-Vested Restricted Shares previously granted to the Participant be forfeited and returned to Bancorp.

          9.5 SETTLEMENT OF RESTRICTED SHARE AWARDS. Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant's stock power will be returned and the Shares will no longer be Restricted Shares.

          9.6 RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to unforfeited Restricted Shares for which a certificate has been issued in the Participant's name under a Restricted Share Award, all the rights of a shareholder of Bancorp, including the right to vote the Shares, and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares covered by the Restricted Share Award and shall be subject to the same Restrictions.

                                   ARTICLE 10
                            PERFORMANCE SHARE AWARDS

          10.1 GENERAL. Performance Share Awards shall be subject to the terms and conditions set forth in Article 6 and this Article 10 and Award Agreements governing Performance Share Awards shall contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

          10.2 NATURE OF PERFORMANCE SHARE AWARDS. A Performance Share Award is an Award of Shares granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such Award or a portion thereof in the event specified performance criteria are not met within a designated period of time. A Participant receiving a Performance Share Award may (but need not) be issued a stock certificate in respect of such Shares, registered in the name of Participant, and bearing a legend referring to the terms and conditions set forth in the Award Agreement and shall execute a stock power in blank with respect to the Shares evidenced by such certificate. Any certificate evidencing such Performance Shares and the stock power shall be held in custody by Bancorp until the Performance Goals are satisfied.

          10.3 PERFORMANCE CYCLES. For each Performance Share Award, the Committee shall designate a performance period (the "Performance Cycle") with a duration to be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

          10.4 PERFORMANCE GOALS. The Committee shall establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals selected by the Committee may include performance criteria for Bancorp, a Subsidiary, or an operating group, division, or unit of Bancorp and its Subsidiaries. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Bancorp, changes in
                                     - 42 -
applicable tax laws or accounting principles, or such other factors as the Committee may determine.

          10.5 DETERMINATION OF AWARDS. As soon as practicable after the end of a Performance Cycle, the Committee shall determine the extent to which Performance Share Awards have been earned on the basis of performance in relation to the established Performance Goals.

          10.6 TIMING AND FORM OF PAYMENT. Settlement of earned Performance Shares shall be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under
Section 10.5 by the issuance and delivery of unrestricted Shares equal to the number of earned Performance Shares or by a combination of cash and Performance Shares, as determined by the Committee.

          10.7 RIGHTS AS A SHAREHOLDER. Unless a stock certificate is issued with respect to a Performance Share Award as provided in Section 10.2, a Participant shall not have any rights as a shareholder with respect to unearned Performance Shares. With respect to unearned Performance Shares for which a certificate has been issued in the Participants name under a Performance Share Award, a Participant shall have all the rights of a shareholder of Bancorp, including the right to vote the Shares, and the right to receive any cash dividends. Stock dividends issued with respect to Performance Shares shall be treated as additional Performance Shares covered by the Performance Share Award and shall be subject to the same terms and conditions.

          10.8 AWARDS FOR EXECUTIVE OFFICERS. All Performance Share Awards to executive officers of Bancorp and its Subsidiaries shall be subject to the following specific requirements:

          (a) The Performance Goals shall be Bancorp's Return on Average Assets ("ROAA") and the extent (expressed as a percentage) by which Bancorp's Total Shareholder Return ("TSR") exceeds the median TSR of the Standard and Poors Regional Banks index (the "TSR Percentage").

          (b) The maximum number of Shares which may be granted to any executive officer pursuant to Performance Share Awards granted in any calendar year shall not exceed 60,000 (subject to adjustment pursuant to Article 14.

          (c) For Performance Share Awards granted prior to November 17, 1994, upon the occurrence of a Change in Control Date prior to the expiration of a Performance Cycle, the number of Performance Shares shall (except as otherwise provided in this Section 10.8(c) or in Section 10.8(d)) be determined based on the achievement of the ROAA and TSR Percentage goals during the portion of the Performance Cycle ending on the last day of the last fiscal quarter of Bancorp ending on or before the Change in Control

       Date.  However, if the Committee in good faith adopts a resolution that
       (i) the use of the pooling method of accounting with respect to the Change in Control transaction would be materially beneficial to Bancorp and (ii) the computation of earned Performance Shares as described in this Section 10.8(c) would have a materially adverse effect on Bancorp's ability to use the pooling method, then the provisions of this
       Section 10.8(c) shall not apply and the earned Performance Shares shall be computed based on the full Performance Cycle.

          (d) Unless the Committee expressly provides otherwise in a specific Award Agreement, the acceleration of the earning of the Performance Shares pursuant to the provisions of paragraph 10.8(c) shall occur only if, or to the extent, such acceleration of the earning of the Performance Shares does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

                                   ARTICLE 11
                    OTHER STOCK BASED AND COMBINATION AWARDS

          11.1 OTHER STOCK-BASED AWARDS. The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Other Stock-Based Awards are not restricted to any specified form or structure and may include, without limitation, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares. The number of Shares subject to Other Stock-Based Awards granted to any Participant during any five-calendar-year period shall not exceed 500,000. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

          11.2  COMBINATION AWARDS.   The Committee may also grant Awards under
the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Bancorp, including the plan of any acquired entity. No action authorized by this section shall reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant's consent.

                                   ARTICLE 12
                               DEFERRAL ELECTIONS

          If a Participant in the Plan who is eligible to participate in the
U. S. Bancorp 1991 Executive Deferred Compensation Plan, or any successor or other similar deferred compensation plan maintained by Bancorp or a Subsidiary, makes an effective deferral election under such deferred compensation plan which covers Awards under this Plan, the payment of cash (or, if permitted by such deferred compensation plan, the delivery of

Shares) that would otherwise be due to such Participant by virtue of the exercise, earn out, or Vesting of an Award under this Plan may be deferred under the terms of the deferred compensation plan.

                                   ARTICLE 13
                              DIVIDEND EQUIVALENTS

          Restricted Share Awards and Performance Share Awards for which no certificate is issued in the Participants name before Vesting (and other Awards other than Options or Awards requiring exercise) may, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

                                   ARTICLE 14
                ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

          14.1 PLAN DOES NOT RESTRICT BANCORP. The existence of the Plan and the Awards granted under the Plan shall not affect or restrict in any way the right or power of the Board or the shareholders of Bancorp to make or authorize any adjustment, recapitalization, reorganization, or other change in Bancorp's capital structure or its business, any merger or consolidation of the Bancorp, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Bancorp's capital stock or the rights thereof, the dissolution or liquidation of Bancorp or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

          14.2  ADJUSTMENTS BY THE COMMITTEE.   In the event of any change in
capitalization affecting the Common Stock of Bancorp, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, shall be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Bancorp assets to shareholders.

                                   ARTICLE 15
                            AMENDMENT AND TERMINATION

          Without further approval of Bancorp's shareholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Article 14 of the Plan), or (iii) materially modify the requirements as to eligibility for participation in the Plan.
Without further shareholder approval, the Board or the Committee may amend the Plan to take into account changes in applicable securities, federal income tax laws, and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the Exchange Act be amended, the Board or the Committee, without further shareholder approval, may amend the Plan as necessary to comply with any modifications to such rule.

                                   ARTICLE 16
                                  MISCELLANEOUS

          16.1 TAX WITHHOLDING. Bancorp shall have the right to deduct from any settlement of any Award under the Plan, including the delivery or vesting of Shares, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Bancorp to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to Bancorp for the satisfaction of any such withholding tax obligations. Bancorp shall not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

          16.2 UNFUNDED PLAN. The Plan shall be unfunded and Bancorp shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Bancorp to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Bancorp shall be deemed to be secured by any pledge of, or other encumbrance on, any property of Bancorp.

          16.3 PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

          16.4 ANNULMENT OF AWARDS. Any Award Agreement may provide that the grant of an Award payable in cash is revocable until cash is paid in settlement thereof or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate (without Restriction or legend) in settlement thereof. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is revocable shall be annulled as of the date of such termination for cause.
For the purpose of this Section 16.4, the term "for cause" shall have (in the event the Participant has an employment agreement) the meaning set forth in the Participant's employment agreement or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Bancorp or for other job performance or conduct which is materially detrimental to the best interests of Bancorp, as determined by the Committee.

          16.5 ENGAGING IN COMPETITION WITH BANCORP. Any Award Agreement may provide that, if a Participant terminates employment with Bancorp or a Subsidiary for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date of such termination accepts employment with any competitor of (or otherwise engages in competition with) Bancorp, the Committee, in its sole discretion, may require such Participant to return to Bancorp the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant's termination of employment with Bancorp.

          16.6 OTHER BANCORP BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Bancorp or a Subsidiary unless expressly so provided by the Award Agreement or by such other plan or arrangements. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Bancorp or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Bancorp or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees for their service with Bancorp and its Subsidiaries.

          16.7 SECURITIES LAW RESTRICTIONS. No Shares shall be issued under the Plan unless counsel for Bancorp shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws.
Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          16.8 GOVERNING LAW. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Oregon.

                                   ARTICLE 17
                              SHAREHOLDER APPROVAL

          The amendment and restatement of the Plan effective November 17, 1994, is expressly subject to the approval of the Plan, as amended and restated, by the holders of a majority of the Shares present, or represented, and entitled to vote on such approval at the 1995 annual meeting of Bancorp's shareholders.

   [LOGO]

111 Southwest Fifth Avenue
Portland, Oregon 97204

TO PARTICIPANTS IN THE U. S. BANCORP
EMPLOYEE INVESTMENT PLAN

    Each Participant in the Investment Plan may direct the Trustee on voting the full shares of common stock of U. S. Bancorp credited to his or her account. Enclosed is a copy of the Notice of Annual Meeting and Proxy Statement dated March 13, 1995, of U. S. Bancorp and a form on which you may direct the voting of shares of U. S. Bancorp common stock credited to your account.

    The voting directive form should be completed and sent to PL-6, Trust Operations Administration, Attn: Barbara Schocko, Assistant Vice President. In order to allow time for processing and tallying, voting directives must be received by the Trust Group by 5 p.m. on April 11, 1995.

    These instructions do NOT apply to any stock of U. S. Bancorp that you may own apart from the Investment Plan. You should receive proxy materials relating to any such shares under separate cover; follow the usual procedures applicable to personally owned stock in voting such shares.